                                                                  Exhibit (c)(i)

                                  VALUATION OF
                                COUNTY BANK CORP
                                LAPEER, MICHIGAN

                               AS OF JUNE 30, 2005

                                   ----------

                                  PREPARED FOR:
                              BOARD OF DIRECTORS OF
                                COUNTY BANK CORP

                                   ----------

                                  PREPARED BY:

                          (AUSTIN ASSOCIATES, LLC LOGO)
                                  TOLEDO, OHIO

                                 SEPTEMBER 2005

                                  VALUATION OF
                                COUNTY BANK CORP
                               AS OF JUNE 30, 2005

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
   I. Executive Summary                                                       1
  II. Valuation Approaches and Methodology                                    2
 III. Company Analysis                                                        3
  IV. Discounted Cash Flow Value                                              6
   V. Net Asset Value                                                         9
  VI. Guideline Transactions                                                 11
 VII. Market Price                                                           14
VIII. Fair Market Value                                                      14
  IX. Share Repurchase and Pro Forma Analysis                                16

                                                  Tables     Tab
                                                ----------   ---
Historical Performance                          1.1 - 1.12    1
Discounted Cash Flow Value                       2.1 - 2.3    2
Net Asset Value                                  3.1 - 3.6    3
Guideline Transactions - Indications of Value
   Derived From Minority Share Transactions      4.1 - 4.4    4
Guideline Transactions - Indications of Value
   Derived From Sale of Control Transactions     5.1 - 5.5    5
Summary Presentation                                   6.1    6
Share Repurchase Analysis                        7.1 - 7.2    7

                                Exhibits   Tab
                                --------   ---
Economic and Demographic Data       A       8
Deposit Growth Trends             B - D

                                  VALUATION OF
                                COUNTY BANK CORP
                               AS OF JUNE 30, 2005

I.   EXECUTIVE SUMMARY

     Austin Associates, LLC ("Austin Associates"), a Toledo, Ohio-based financial institution consulting firm has been retained by County Bank Corp, Lapeer, Michigan, ("Company") to determine the fair market value ("FMV") of the common stock of Company as of June 30, 2005. The FMV of Company is calculated on a consolidated basis and includes Company's wholly owned subsidiary Lapeer County Bank & Trust Company, Lapeer, Michigan, ("Bank"). Austin Associates understands that Company is interested in pursuing a transaction to reduce the number of shareholders of record to fewer than 300 to deregister from the SEC. FMV has been determined on a minority share basis for use by the Board of Directors in this transaction.

     For purposes of this appraisal, FMV is defined as "the probable price at which shares would change hands between a willing buyer and a willing seller, neither being under compulsion to buy or sell, each having reasonable knowledge of all relevant facts." The FMV of a minority share is attributed to transactions involving small blocks of Company's common shares, such as arm's length trades, redemptions, purchases by an ESOP, issuance of stock options, and other similar transactions. Austin Associates will discuss the concept of FMV and any necessary adjustments to FMV as part of the proposed transaction.

     In connection with the preparation of this appraisal, Austin Associates has considered the following factors: (i) the nature of the business and history of the enterprise; (ii) the economic outlook in general and the condition and outlook of the specific industry in particular; (iii) the financial condition of the business; (iv) the earning capacity of the company; (v) the dividend-paying capacity of the company; (vi) the nature and value of the tangible and intangible assets of the business; (vii) sale of the stock and the size of the block to be valued; (viii) the market price of the stocks of corporations engaged in the same or similar lines of business having their stocks actively traded in a free and open market, either on an exchange or over-the-counter; (ix) the marketability or lack thereof, of the securities being valued; and (x) determination of any control premiums or minority share discounts.

     Presented below is a summary of our FMV conclusion. Specific discussion of the assumptions and methodology used in our analysis is included in the remaining sections of the report.

                                  % OF     MULTIPLE OF
                      VALUE     TANGIBLE       LTM
                    PER SHARE     BOOK      STATED EPS
                    ---------   --------   -----------
FAIR MARKET VALUE     $50.00      184%         15.4

     Austin Associates has determined the above value based upon information supplied to us by Company and Bank. We do not express an opinion on the accuracy of information supplied to us which we used in the preparation of this report, and we are not responsible for errors or omissions that might be contained in such materials. In addition, our firm does not have a present or contemplated future interest with Company or Bank or any other interest that might tend to prevent us from making a fair and unbiased appraisal.

II.  VALUATION APPROACHES AND METHODOLOGY

     The valuation approaches considered include the following:

     A. DISCOUNTED CASH FLOW VALUE TECHNIQUE: Discounted cash flow analysis based on earnings capacity.

     B. NET ASSET VALUE APPROACH: Market value of assets less market value of liabilities.

     C. GUIDELINE TRANSACTIONS: This analysis is based on two sets of guideline transactions, including: (1) price-to-earnings multiples and price-to-tangible book value ratios for selected publicly traded companies; and (2) price-to-earnings multiples and price-to-tangible book value ratios for selected bank sale transactions. We have applied a minority share discount to all sale transaction multiples to determine appropriate minority share level indications of value under this methodology.

     D. MARKET PRICE: The actual price for minority shares of Company's stock traded in arm's length transactions.

     FMV also considers the liquidity of the market for the stock being valued. The end of this report discusses the applicability of a marketability discount in this specific appraisal.

III. COMPANY ANALYSIS

     A. COMPANY PROFILE

     Company operates Bank as its wholly owned subsidiary. Bank has its main office in Lapeer, Michigan, with six additional branches located in Lapeer County, Michigan. At June 30, 2005, Company had consolidated equity of $30.8 million, or $27.57 per share. Company's consolidated net income for the last twelve months ending June 30, 2005 equaled $3.6 million, or $3.25 per share. As of June 30, 2005, Company had 1,118,315 common shares outstanding.

     B. MARKETS

     Company has branch offices located throughout Lapeer County. The following chart presents population data for the cities in which Company operates, Lapeer County and the State of Michigan. Data is not available for the city of Attica.

                       2000        2005        CHANGE       2010        CHANGE
POPULATION            CENSUS      CURRENT    2000-2005    PROJECTED   2005-2010
----------          ---------   ----------   ---------   ----------   ---------
Imlay City              3,869        4,212      8.9%          4,472      6.2%
Lapeer                  9,072        9,598      5.8%          9,988      4.1%
Metamora                  507          516      1.8%            532      3.1%
North Branch            1,027        1,005     -2.1%          1,034      2.9%
                    ---------   ----------     ----      ----------      ---
Lapeer County          87,904       93,141      6.0%         97,854      5.1%
                    ---------   ----------     ----      ----------      ---
State of Michigan   9,938,444   10,310,273      3.7%     10,731,309      4.1%
                    ---------   ----------     ----      ----------      ---

     Each of Company's markets are expected to experience population increases over the next five years with Lapeer county expected to experience population increases greater than the

State of Michigan. Presented in the following chart are median household income figures for Company's market area:

                      2000      2005      CHANGE       2010       CHANGE
MEDIAN HH INCOME     CENSUS   CURRENT   2000-2005   PROJECTED   2005-2010
----------------    -------   -------   ---------   ---------   ---------
Imlay City          $31,832   $35,907     12.8%      $40,511      12.8%
Lapeer              $35,593   $39,743     11.7%      $44,402      11.7%
Metamora            $53,595   $70,068     30.7%      $76,963       9.8%
North Branch        $31,035   $40,304     29.9%      $45,286      12.4%
                    -------   -------     ----       -------      ----
Lapeer County       $51,886   $57,298     10.4%      $62,975       9.9%
                    -------   -------     ----       -------      ----
State of Michigan   $44,683   $50,118     12.2%      $55,605      10.9%
                    -------   -------     ----       -------      ----

     This data indicates that Company's markets experience below-average household income compared to the State of Michigan with the exception of Metamora (and Lapeer County as a whole). Projected income growth in Company's markets approximate or exceed the State of Michigan over the next five years with the exception of Metamora. A more complete economic and demographic analysis is provided as Exhibit A in Section 8.

     Exhibit B presents deposit growth trends by branch and a map of Company's seven active offices. Exhibits C and D present deposit growth trends for those cities and counties in which Company has offices. As noted below, Company ranks 1st in market share in the city of Lapeer and Lapeer County. Summary market share data for each of Company's markets as of June 30, 2004 is presented below:

                                                           COMPANY'S
                CITY/COUNTY   CITY/COUNTY   COMPANY'S    JUNE 30, 2004
                    6/04        DEPOSIT      DEPOSIT         MARKET
                  DEPOSITS      C.A.G.R.     C.A.G.R.   ---------------
CITY/COUNTY        ($000)      6/99-6/04    6/99-6/04   SHARE     RANK
-----------     -----------   -----------   ---------   -----   -------
Attica            $ 21,420        0.4%         0.4%     100.0%   1 of 1
Imlay City        $139,020        7.1%          NA        5.1%   5 of 5
Lapeer            $404,906        5.4%         3.4%      39.5%   1 of 8
Metamora          $ 55,355        9.3%         8.9%      36.4%   2 of 2
North Branch      $ 37,361        5.9%         3.4%      23.5%   2 of 3
                  --------        ---          ---       ----   -------
Lapeer County     $760,928        6.0%         4.2%      28.6%  1 of 11
                  --------        ---          ---       ----   -------

     C. HISTORICAL PERFORMANCE (TABLES 1.1 THROUGH 1.12)

     Austin Associates has reviewed pertinent historical financial information of Company and Bank from 2000 through June 30, 2005. Tables 1.1 - 1.5 contain the historical performance of Bank on an annual basis since 2000. Tables 1.6 -
1.10 present Bank's quarterly performance since the first quarter of 2004. Table
1.11 highlights Company's consolidated financial performance since 2000 and Table 1.12 summarizes Company's parent-only performance since 2000. Presented below are summary financial highlights:

     1. GROWTH: Company's total assets increased from $225.3 million as of December 31, 2000 to $255.2 million as of June 30, 2005. This represents a compound annual growth rate of 2.8 percent. Total deposits have increased from $196.8 million to $219.2 million over the same time-frame, representing a compound annual growth rate of 2.4 percent. Total loans of $173.6 million, equaling 68.0 percent of assets as of June 30, 2005, increased by 5.4 percent per year since 2000. For the last twelve months ending June 30, 2005, total deposits increased 0.8 percent, total assets increased 1.5 percent, and total loans increased 7.0 percent.

     2. CAPITAL: As of June 30, 2005, Company's equity capital was $30.8 million and its Tier 1 leverage ratio equaled 11.37 percent, compared to 10.97 percent as of December 31, 2004. Company recorded an average annual dividend payout ratio of 58.0 percent between 2000 and 2004. Company has paid $626,000 in dividends, or a 35.9 percent dividend payout ratio, for the six-month period ending June 30, 2005.

     3. ASSET QUALITY: Company had $1.1 million of nonperforming assets as of June 30, 2005, which included $340,000 in Other Real Estate Owned ("OREO"). As a percent of total assets, nonperforming assets decreased from 0.73 percent at June 30, 2004 to 0.44 percent at June 30, 2005. Net charge-offs as a percent of average loans equaled 0.07 percent for the six-month period ending June 30, 2005 and 0.08 percent for the year-ending December 31, 2004. The five-year average net charge-offs to average loans approximated 0.07 percent from 2000 through 2004. As of June 30, 2005, Company's loan loss reserve level equaled $1.9 million, or 1.12 percent of total loans.

     4. EARNINGS: Company's net income for the last twelve months ending June 30, 2005 equaled $3.6 million, which corresponds to a return on average assets ("ROAA") of 1.44 percent. Company's return on average equity ("ROAE") for the last twelve months ending June 30, 2005 equaled 12.04 percent. From 2000 through 2004, Company averaged net income of $3.6 million, averaged a ROAA of 1.52 percent and averaged a ROAE of 12.86 percent. For the last twelve-months ending June 30, 2005, earnings per share measured $3.25, while dividends per share measured $1.50.

     Company's net interest income (TE) to average assets for the six-months ending June 30, 2005 was 4.11 percent. This ratio also equaled 4.11 percent for 2003 and 2004. Overhead expenses relative to average assets increased from 3.22 percent in 2004 to 3.26 percent for the six-month period ending June 30, 2005. During the same period for 2004 and 2005, noninterest income decreased from 1.19 percent of average assets to 1.13 percent of average assets. Company has not made any provision to the loan loss reserve since 2003.

     5. PER SHARE DATA: As of June 30, 2005, Company had 1,118,315 shares of common stock outstanding. Book value per share measured $27.57. Company's last twelve months ending June 30, 2005 earnings per share equaled $3.25, compared to $3.18 for the year-ending December 31, 2004. Company paid cash dividends of $0.56 per share for the six-month period ending June 30, 2005, and $1.49 per share for the year-ending December 31, 2004.

IV.  DISCOUNTED CASH FLOW VALUE (TABLES 2.1 THROUGH 2.3)

     The discounted cash flow ("DCF") value technique developed by Austin Associates determines the value of a bank on an earnings basis through the use of a DCF model. The model projects net income over a period of five years. From these projections, excess capital or "cash flow" is determined based upon the bank's required equity capital to asset ratio. The future cash flows are "discounted" to a present value equivalent. This involves the use of an appropriate discount rate that accounts for the degree of risk related to not obtaining the estimated cash flows and the time value of money. At the end of five years, a residual value is calculated. The residual value is converted to its present value equivalent by the discounting method. The present value of the projected cash flows added to the present value of the residual value determines the DCF value.

     Table 2.1 projects Company's net income over the next five years. Company's net income, return on average assets and total assets projections for the next five years are presented below:

                           (DOLLAR AMOUNTS IN THOUSANDS)
               ----------------------------------------------------
               PERIOD 1   PERIOD 2   PERIOD 3   PERIOD 4   PERIOD 5
               --------   --------   --------   --------   --------
TOTAL ASSETS   $262,885   $270,771   $278,895   $287,261   $295,879
NET INCOME     $  3,713   $  3,794   $  3,897   $  4,003   $  4,112
ROAA               1.43%      1.42%      1.42%      1.41%      1.41%

     Net interest income (TE) is projected equal 4.12 percent of average assets in each period. Noninterest income is projected to equal 1.16 percent of average assets in period one and decrease slightly to 1.15 percent in period five. Total overhead expense as a percent of average assets is projected to decrease from
3.20 percent in period one to 3.18 percent in period five. The provision for loan loss is projected to be $26,000 in period one and increase in subsequent years to $146,000 in period five.

     The net income projections detailed in Table 2.1 are the basis of the DCF model. Other key assumptions are presented below:

1. The required equity capital to asset ratio is 7.5 percent. For purposes of the DCF model, equity capital excludes FAS 115 adjustments on investment securities classified as available-for-sale.

2.   Asset growth is projected to be 3.0 percent in period one through five.

3. To establish a reasonable discount rate, Austin Associates reviewed long-term compound annual stock market returns for various market indices. According to the Ibbotson Associates, Inc. widely recognized Stocks, Bonds, Bills, and Inflation (SBBI) 2005 Yearbook, the compound annual return for the period 1926-2004 for large company stocks was 10.4 percent and for small company stocks was 12.7 percent. Based on our experience in valuing community banks and the Ibbotson SBBI database, we have selected a specific discount rate of 12.0 percent for this appraisal.

     The above assumptions allow Company's asset and equity base to be projected for five years and, as a result, excess capital or cash flow can be determined. The calculation of the residual value is a process of capitalizing the fifth year earnings projection. The appropriate capitalization rate was determined to be the 12.0 percent discount rate less an estimated annual growth rate after year five. We have projected a three percent growth in earnings for years six and beyond. This results in an implied price-to-earnings multiple of 11.1 for the residual value. As a result, the residual value at the end of the fifth year is estimated to be $42.8 million, or 201 percent of Company's projected book value at the end of the fifth year.

     The next step of the DCF model present values the cash flows and residual value based on the 12.0 percent discount rate. This results in a present value of the residual value of $24.3 million and a present value of the cash flows of $22.0 million.

     Finally, the DCF value of Company is calculated by adding the present value of the projected cash flows to the present value of the residual value. The DCF value of Company, as a result, equals $46.3 million. Table 2.3 provides the indication of value derived from this approach. Presented below are summary results from this analysis:

DISCOUNTED CASH FLOW VALUE RESULTS

Indication of Value                  $41.36
% of Tangible Book Value                152%
Multiple of LTM EPS                    12.7

     This result does not reflect any discount for lack of marketability of the stock. This potential discount will be discussed in Section VIII.

V.   NET ASSET VALUE (TABLES 3.1 THROUGH 3.6)

     The second method utilized in determining value is termed the net asset value approach. This process involves taking the book value of the bank and assessing premiums or discounts to the balance sheet accounts based upon the current market value of the assets and liabilities. A summary of the adjustments is provided in Table 3.1, while the detailed specifics of the calculations are provided in supporting Tables 3.2 through 3.6. The following adjustments were determined:

1. An adjustment to the securities portfolio is made based upon a market value comparison. Available-for-sale securities are already adjusted in the equity portion of the balance sheet. Held-to-maturity securities had a premium adjustment of $598,000 based on the difference between book and market value.

2. The loan portfolio was adjusted based on the yield, repricing and maturity structures of the portfolio. Premiums and discounts are calculated for above and below market rate yielding loans, respectively. Company's loan yield was calculated based on its June 30, 2005 regulatory filings and internal reports, while the market rate was based on Company's loan portfolio composition and the national average loan rate for each loan category from BanxQuote.com. From this analysis, a premium of $116,000 to the loan portfolio was calculated. Refer to Table 3.2.

3. The loan portfolio is also valued on a credit quality basis. The allowance for loan losses is a valuation reserve which theoretically reflects management's estimate of future potential loss due to credit quality in the loan portfolio. As of June 30, 2005, Company had a loan loss reserve of $1.9 million. No premium or discount adjustment has been made to this account.

     AUSTIN ASSOCIATES DID NOT PERFORM AN INDEPENDENT INVESTIGATION OF THE LOAN PORTFOLIO TO DETERMINE THE ADEQUACY OF THE LOAN LOSS RESERVE. WE HAVE RELIED ON MANAGEMENT'S ASSESSMENT OF POTENTIAL LOSS AS PRESENTED IN THE INFORMATION SUPPLIED TO US.

4. No current appraisals were available on Company's fixed assets. As a result, no adjustment has been made to the fixed asset account of Company.

5. As of June 30, 2005, Company had OREO totaling $340,000. A discount is typically applied to reflect the opportunity cost of nonearning assets, carrying costs, legal and administrative expenses, and the potential for future loss exposure. A 10 percent discount to this account was applied to reflect the nonperforming status of these assets. Refer to Table 3.3.

6. The certificate of deposit accounts ("CDs") were adjusted to market value based on the cost and maturity structure of the portfolio. To do this, we compare the cost structure of the CD portfolio to current market rates. Utilizing the rates and maturity structure outlined in Table 3.4, a premium of $131,000 was determined.

7. Table 3.5 reflects Company's core deposit value, representing the goodwill or going concern value of Company. We have calculated a core deposit premium of $6.5 million or 4.0 percent of total core deposits.

     Presented below is a summary of the adjustments made using the net asset value method:

                                   $000
                                  ------
Securities (Held-to-Maturity)     $  598
Loan Portfolio - Yield Basis      $  116
Loan Portfolio - Credit Quality   $    0
Premises and Fixed Assets         $    0
Other Real Estate Owned             ($34)
Intangible Assets                 $    0
Certificates of Deposit           $  131
Borrowings                        $    0
Core Deposit Value                $6,465
                                  ------
   Total Adjustments              $7,276
                                  ======

     Based upon the above adjustments, we have determined the net asset value of Company to be $38.1 million. This represents 124 percent of Company's June 30, 2005 equity capital. Table 3.6 provides the indication of value derived from this approach. Presented below are summary results from this analysis:

NET ASSET VALUE RESULTS

Indication of Value        $34.07
% of Tangible Book Value      125%
Multiple of LTM EPS          10.5

     This result does not reflect any discount for lack of marketability of the stock. This potential discount will be discussed in Section VIII.

VI.  GUIDELINE TRANSACTIONS

     The third valuation method utilized is a guideline transactions approach. Given that most community bank stocks do not trade in an efficient market, we have used a guideline transactions approach based on both a minority stock trading level and a sale of control basis. In order to adjust the bank sale pricing multiples to an appropriate minority share level of value, we applied a minority share discount.

     A. INDICATIONS OF VALUE DERIVED FROM MINORITY SHARE TRANSACTIONS (TABLES
4.1 THROUGH 4.4): Table 4.1 presents summary financial and stock performance information for publicly traded banks in the nation by asset size, core ROAE, and region. Table 4.2 presents financial and stock performance information for publicly traded banks in the Midwest with total assets between $200 million and $350 million and core ROAE between 8.0 percent and 16.0 percent. Table 4.3 presents financial and stock performance information for publicly traded banks in the nation with total assets between $200 million and $300 million, core ROAE between 10.0 percent and 15.0 percent, and tangible equity to asset ratio between 9.0 and 15.0 percent. The following chart details the median financial and stock performance results for the two selective peer groups and for Company:

               TOTAL    TG EQUITY/   LTM CORE   LTM CORE    PRICE/       PRICE/
PEER GROUP    ASSETS     TG ASSETS     ROAA       ROAE     TG. BOOK   LTM CORE EPS
----------   --------   ----------   --------   --------   --------   ------------
Midwest      $271,744      9.20%       1.10%     10.71%    166%         16.1
Nation       $237,047     10.14%       1.22%     11.48%    186%         17.1
             --------     -----        ----      -----     ---          ----
COMPANY      $255,228     11.95%       1.44%     12.04%    185% (1)     16.0 (1)
             --------     -----        ----      -----     ---          ----

(1)  Selected multiples.

     In determining comparable price-to-tangible book and price-to-earnings multiples, we have considered various factors, including: (1) Company's underlying financial condition and performance in relation to the selected organizations; and (2) the nature of the geographic market area served by Company in relation to the selected organizations. After considering these and other factors, we have selected price-to-tangible book and price-to-earnings multiples of 185 percent and 16.0, respectively, to develop indications of value for Company. Refer to Table 4.4. Presented below are summary results from this analysis:

GUIDELINE (MINORITY SHARE) TRANSACTION SUMMARY

Price/Tangible Book Approach   $50.36
Price/Earnings Approach        $52.05

     These results do not reflect any discount for lack of marketability of the stock. This potential discount will be discussed in Section VIII.

     B. INDICATION OF VALUE DERIVED FROM SALE OF CONTROL TRANSACTIONS (TABLES
5.1 THROUGH 5.5): Table 5.1 presents summary financial information and transaction multiples for bank transactions in the nation during June 30, 2004 through June 30, 2005 by asset size, ROAE, and region. Tables 5.2 and 5.3 provide transaction data, including prices paid and financial performance, for two selective peer groups. The first peer group includes Midwestern bank sale transactions from January 1, 2004 through June 30, 2005 with seller's assets between $150 million and $500 million and ROAA greater than zero percent. The second peer group includes bank sale transactions in the nation from January 1, 2004 through June 30, 2005 with seller's assets between $150 million and $500 million, ROAE between 8.0 and 16.0 percent, and tangible equity to assets greater than 8.0 percent. The following chart details the median financial and deal statistics for the selective transaction groups and for Company:

             TOTAL    EQUITY/                          PRICE/     PRICE/
M&A PEER    ASSETS     ASSETS   YTD ROAA   YTD ROAE   TG. BOOK   EARNINGS
--------   --------   -------   --------   --------   --------   --------
Midwest    $217,125     7.45%     0.91%     12.03%    245%       20.1
Nation     $266,375    10.31%     1.08%     10.27%    246%       24.1
COMPANY    $255,228    11.95%     1.44%     12.04%    250% (1)   21.0 (1)

(1)  Selected multiples.

     Based on our analysis of these transactions, we have selected price-to-tangible book and price-to-earnings multiples of 250 percent and 21.0, respectively, to develop indications of value for Company.

     The information in Table 5.4 reflects control premium information for bank sale transactions since 2000. The average and median prices paid in these transactions over the pre-announced stock trading levels of the target companies approximated between 25 and 60 percent. For the six-month period ending June 30, 2005, the average three-month control premium measured 35.7 percent. Since 2000, the median three-month control premium averaged 41.4 percent. Based on this data, we have selected a 40.0 percent control premium, resulting in an implied minority share discount of 28.6 percent [1 - (1/(1+control premium))]. This minority discount has been applied to the selected control level multiples to establish indications of value on a minority interest level.

     Presented below are summary results from this analysis:

GUIDELINE (SALE OF CONTROL) TRANSACTION SUMMARY

Price/Tangible Book Approach   $48.61
Price/Earnings Approach        $48.80

VII. MARKET PRICE

     The final valuation method considered is the market price of Company's stock as reflected in actual trading prices of the common stock. For those transactions in 2005 with a reported price, the per share value has ranged from $52.30 to $65.00 per share. Company's stock is traded over-the-counter with the trading symbol CYBK. Company's average monthly trading volume for the six-month period ending June 30, 2005 approximated 4,000 shares or 0.36 percent of total shares outstanding.

VIII. FAIR MARKET VALUE

A.   DESCRIPTION OF TRANSACTION

     This valuation is being used by the Board of Directors to establish the FMV of Company's shares on a minority share basis. Company is interested in pursuing a transaction to reduce the number of shareholders of record to fewer than 300 to deregister from the SEC.

     In this transaction, Company will be forcing certain shareholders to take cash for their holdings in the Company. In this type of transaction, we do not believe a marketability discount is appropriate. Consequently, FMV in this appraisal represents "fair value" or "fair cash value" as may be defined by relevant statutes.

B.   FAIR MARKET VALUE

     Austin Associates has considered each valuation methodology in determining a per share fair market value. No specific formula or weighting was utilized in this appraisal to reach our fair market value conclusion. Presented below is a summary of the results:

                                                                 INDICATION OF
                                                                VALUE PER SHARE
                                                               -----------------
DISCOUNTED CASH FLOW VALUE TECHNIQUE                                $41.36
NET ASSET VALUE APPROACH                                            $34.07
GUIDELINE TRANSACTIONS
   Based on Minority Share Transactions
   Price to Tangible Book Value                                     $50.36
   Price to Earnings Multiple                                       $52.05
   Based on Sale of Control Transactions w/Minority Discount
   Price to Tangible Book Value                                     $48.61
   Price to Earnings Multiple                                       $48.80
MARKET PRICE (2005 RANGE OF PRICES THROUGH 06/30)               $52.30 - $65.00

INDICATION OF VALUE (MARKETABLE MINORITY INTEREST)                  $50.00
   Marketability Discount                                                0%

FAIR MARKET VALUE                                                   $50.00
   % of Book Value                                                     181%
   % of Tangible Book Value                                            184%
   Multiple of LTM EPS                                                15.4

     BASED ON THE PRECEDING DISCUSSION AND ANALYSIS, THE FMV OF COMPANY ON A MINORITY SHARE BASIS IS DETERMINED TO BE $50.00 PER SHARE. THIS EQUALS 181 PERCENT OF JUNE 30, 2005 EQUITY CAPITAL AND 15.4 TIMES LAST TWELVE MONTHS ENDING JUNE 30, 2005 STATED EARNINGS PER SHARE.

     AS STATED PREVIOUSLY, WE BELIEVE THE $50.00 PER SHARE PRICE ALSO REPRESENTS "FAIR VALUE" OR "FAIR CASH VALUE" FOR COMPANY'S SHARES IN CONNECTION WITH THE PROPOSED TRANSACTION.

IX.  SHARE REPURCHASE AND PRO FORMA ANALYSIS

     A.   SHAREHOLDER ANALYSIS

     Company's management provided Austin Associates with a shareholder analysis indicating the number of shareholders and corresponding ownership. Company preliminarily indicated that any shareholder owning less than 500 shares would be cashed-out. Under this scenario approximately 52,776 shares would be repurchased. The 52,776-share repurchase would represent 4.7 percent of total shares outstanding.

     B.   CAPITAL ANALYSIS

     Austin Associates used the FMV of $50.00 per share as a starting point for the repurchase analysis. In the capital analysis, we considered purchase prices of $50.00, $52.50, and $55.00 per share. In going-private transactions, some companies pay premiums for shares repurchased. The $55.00 share price is a 10 percent premium above the FMV result of $50.00.

     Table 7.1 provides an analysis of the capital impact of the share repurchase at the range of repurchase prices. At the low end of the range, Company would repurchase all shareholders with less than 500 shares at $50.00 per share. Total shares repurchased would equal 52,776 resulting in a total repurchase of $2.7 million, including $85,000 in estimated transaction costs. Company's consolidated leverage and total risk-based ratio would equal 10.41 percent and 16.20 percent, respectively, using June 30, 2005 information. Both ratios are well-above levels required to remain well-capitalized.

     At the high end of the range, Company would repurchase all shareholders with less than 500 shares at $55.00 per share. Total shares repurchased would still equal 52,776 resulting in a total repurchase of $3.0 million, including $85,000 in estimated transaction costs. Company's consolidated leverage and total risk-based ratio would equal 10.32 percent and 16.06 percent, respectively, using June 30, 2005 information. Both ratios remain at levels above well-capitalized benchmarks. These results assume no additional capital financing such as the issuance of trust preferred securities.

     C.   FINANCIAL BENEFIT ANALYSIS

     Table 7.2 provides additional financial information relating to a potential going-private transaction. Table 7.2 presents various financial measurements on a pro forma basis using Company's 2005 budget estimates. Key assumptions and results include the following:

     - A 3.0 percent pre-tax opportunity cost on cash used to fund the stock repurchase.

     -    SEC/Sarbanes-Oxley cost savings of $57,600 per year (pre-tax).

     -    $3.7 million of consolidated net income of Company for 2005 (budget).

     The following chart provides highlights from the analysis based on 2005 pro forma results:

                                               PRO FORMA             PRO FORMA
                                               REPURCHASE            REPURCHASE
                                 STATUS      52,776 SHARES         52,776 SHARES
PROJECTED FOR 2005                QUO     AT $50.00 PER SHARE   AT $55.00 PER SHARE
------------------               ------   -------------------   -------------------
Net Income ($000)                $3,700          $3,684                $3,679
Tier 1 Leverage Ratio             11.76%          10.83%                10.74%
Total Risk-Based Ratio            18.16%          16.76%                16.62%
ROAA                               1.41%           1.42%                 1.42%
ROAE                              11.63%          12.45%                12.55%
EPS                              $ 3.31          $ 3.46                $ 3.45
BVPS                             $29.34          $28.23                $27.99
Years to Recover Book Dilution       --             7.4                   9.4
Internal Rate of Return              --            10.0%                  9.3%

     - Company's capital ratios will remain well in excess of well-capitalized levels through 2005 based on the $50.00 or $55.00 per share repurchase price.

     - Pro forma 2005 return on average equity will be enhanced by approximately 82 basis points assuming the $50.00 per share repurchase price and by 92 basis points assuming the $55.00 per share repurchase price.

     - Pro forma 2005 earnings per share will be enhanced by four to five percent under each repurchase scenario.

     - Book value dilution (created by repurchasing shares above book value) will be recovered within approximately eight years at the $50.00 per share price and approximately ten years based on the $55.00 per share price.

     - Estimated internal rate of return of 10.0 percent at $50.00 per share and 9.3 percent at $55.00 per share.

     In summary, Company will realize reasonable financial benefits from going-private that will accrue to remaining shareholders even at $55.00 per share.

TABLE 1.1
COUNTY BANK CORP
HISTORICAL PERFORMANCE ($000)
BY YEAR

BALANCE SHEET

                                                   2000Y         2001Y        2002Y        2003Y        2004Y      YTD 06/05
                                                 ---------     ---------    ---------    ---------    ---------    ---------
ASSETS
CASH AND DUE FROM BANKS - NONINTEREST BEARING    $  12,407     $  13,384    $  14,401    $  13,172    $  11,293    $  11,760
CASH AND DUE FROM BANKS - INTEREST BEARING       $       0     $       0    $       0    $       0    $       0    $       0
INVESTMENT SECURITIES                            $  60,951     $  63,328    $  58,730    $  65,757    $  63,916    $  58,934
FEDERAL FUNDS SOLD & REPURCHASE AGREEMENTS       $   9,950     $   6,550    $   5,850    $     900    $   3,500    $   3,400
REAL ESTATE LOANS (INCLUDING COMMERCIAL RE)      $  97,613     $ 111,063    $ 120,887    $ 123,574    $ 133,374    $ 142,874
     COMMERCIAL RE                               $  31,835     $  44,456    $  50,778    $  56,925    $  66,412    $  72,689
COMMERCIAL & INDUSTRIAL LOANS                    $  18,102     $  14,522    $  15,935    $  18,036    $  15,335    $  13,230
INSTALLMENT LOANS                                $  18,187     $  14,520    $  14,608    $  17,080    $  15,880    $  14,401
AGRICULTURAL LOANS                               $     647     $     720    $     456    $     387    $     325    $     115
ALL OTHER LOANS                                  $   2,427     $   2,228    $   3,429    $   2,637    $   2,420    $   2,952
LESS: UNEARNED INCOME                            $       0     $       0    $       0    $       0    $       0    $       0
                                                 ---------     ---------    ---------    ---------    ---------    ---------
TOTAL LOANS (NET OF UNEARNED INCOME)             $ 136,976     $ 143,053    $ 155,315    $ 161,714    $ 167,334    $ 173,572
LESS: LOAN LOSS RESERVE                          $   1,951     $   2,139    $   2,165    $   2,136    $   2,012    $   1,948
                                                 ---------     ---------    ---------    ---------    ---------    ---------
NET LOANS                                        $ 135,025     $ 140,914    $ 153,150    $ 159,578    $ 165,322    $ 171,624
PREMISES AND FIXED ASSETS                        $   4,181     $   4,715    $   4,869    $   6,053    $   6,066    $   6,520
OTHER REAL ESTATE OWNED                          $     230     $     485    $     341    $     309    $     223    $     340
TOTAL INTANGIBLE ASSETS (INCLUDING MSRs)         $     149     $     180    $     308    $       0    $     417    $     384
     MORTGAGE SERVICING RIGHTS                   $     149     $     180    $     308    $       0    $     417    $     384
INVESTMENTS IN UNCONSOLIDATED SUBSIDIARIES       $       0     $       0    $       0    $       0    $       0    $       0
OTHER ASSETS                                     $   2,365     $   2,655    $   2,733    $   2,508    $   2,138    $   2,266
                                                 ---------     ---------    ---------    ---------    ---------    ---------

TOTAL ASSETS                                     $ 225,258     $ 232,211    $ 240,382    $ 248,277    $ 252,875    $ 255,228
                                                 =========     =========    =========    =========    =========    =========

LIABILITIES

DEMAND DEPOSITS                                  $  36,182     $  35,004    $  33,704    $  39,463    $  40,616    $  39,226
NOW AND OTHER                                    $  69,438     $  68,116    $  66,810    $  64,103    $  64,767    $  68,078
                                                 ---------     ---------    ---------    ---------    ---------    ---------
TOTAL TRANSACTION ACCOUNTS                       $ 105,620     $ 103,120    $ 100,514    $ 103,566    $ 105,383    $ 107,304
MMDA & OTHER SAVINGS DEPOSITS                    $  38,185     $  42,135    $  50,215    $  54,695    $  54,179    $  53,612
TIME DEPOSITS < $100,000                         $  43,715     $  46,060    $  45,057    $  43,516    $  42,359    $  41,963
TIME DEPOSITS > $100,000                         $   9,283     $  12,536    $  12,633    $  13,194    $  14,894    $  16,336
                                                 ---------     ---------    ---------    ---------    ---------    ---------
TOTAL DEPOSITS                                   $ 196,803     $ 203,851    $ 208,419    $ 214,971    $ 216,815    $ 219,215
FED. FUNDS PURCHASED & REPURCHASE AGREEMENTS     $       0     $       0    $       0    $       0    $       0    $       0
OTHER BORROWED MONEY                             $       0     $       0    $       0    $       0    $   3,060    $   2,720
SUBORDINATED NOTES AND DEBENTURES                $       0     $       0    $       0    $       0    $       0    $       0
OTHER LIABILITIES (1)                            $   1,891     $   1,906    $   2,547    $   1,951    $   2,500    $   2,464
                                                 ---------     ---------    ---------    ---------    ---------    ---------

TOTAL LIABILITIES                                $ 198,694     $ 205,757    $ 210,966    $ 216,922    $ 222,375    $ 224,399

MINORITY INTEREST (1)                            $       0     $       0    $       0    $       0    $       0    $       0

STOCKHOLDERS' EQUITY

PREFERRED STOCK                                  $       0     $       0    $       0    $       0    $       0    $       0
COMMON STOCK - PAR VALUE                         $   5,932     $   5,932    $   5,933    $   5,933    $   5,592    $   5,592
COMMON STOCK - SURPLUS                           $   8,634     $   8,634    $   8,634    $   8,634    $   8,634    $   8,634
UNDIVIDED PROFITS AND RESERVES                   $  11,090     $  10,275    $  12,595    $  14,622    $  13,491    $  14,610
ACCUMULATED OTHER COMPREHENSIVE INCOME           $     908     $   1,613    $   2,254    $   2,166    $   2,783    $   1,993
OTHER EQUITY CAPITAL COMPONENTS                  $       0     $       0    $       0    $       0    $       0    $       0
                                                 ---------     ---------    ---------    ---------    ---------    ---------

TOTAL EQUITY                                     $  26,564     $  26,454    $  29,416    $  31,355    $  30,500    $  30,829
                                                 ---------     ---------    ---------    ---------    ---------    ---------

TOTAL LIAB. AND STOCKHOLDERS' EQUITY             $ 225,258     $ 232,211    $ 240,382    $ 248,277    $ 252,875    $ 255,228
                                                 =========     =========    =========    =========    =========    =========

(1) Beginning in 2004, trust preferred securities are included in Other Liabilities.

                                                          Austin Associates, LLC

TABLE 1.2
COUNTY BANK CORP
HISTORICAL PERFORMANCE ($000)
BY YEAR

INCOME STATEMENT

                                                  2000Y       2001Y       2002Y       2003Y       2004Y     YTD 06/05
                                                 -------     -------     -------     -------     -------    ---------
INTEREST AND FEE INCOME ON LOANS & LEASES        $12,113     $11,454     $10,637     $10,053     $ 9,793     $ 5,286
BALANCES DUE FROM DEPOSITORY INSTITUTIONS        $     0     $     0     $     0     $     0     $     0     $     0
INTEREST/DIVIDEND INCOME ON SECURITIES           $ 3,034     $ 3,204     $ 2,945     $ 2,460     $ 2,491     $ 1,208
TRADING ACCOUNTS                                 $     0     $     0     $     0     $     0     $     0     $     0
INTEREST INCOME ON FEDERAL FUNDS SOLD            $   430     $   312     $   117     $   151     $    97     $    30
OTHER INTEREST INCOME                            $     0     $    82     $    32     $    32     $    32     $    16
                                                 -------     -------     -------     -------     -------     -------

TOTAL INTEREST INCOME                            $15,577     $15,052     $13,731     $12,696     $12,413     $ 6,540

INTEREST ON DEPOSITS                             $ 6,459     $ 5,583     $ 3,803     $ 2,773     $ 2,500     $ 1,522
INTEREST EXPENSE ON FEDERAL FUNDS PURCHASED      $     1     $     0     $     0     $     0     $     2     $     5
INTEREST EXPENSE ON BORROWED FUNDS               $     0     $     0     $     0     $     0     $     0     $    62
INTEREST EXPENSE ON SUBORDINATED DEBT            $     0     $     0     $     0     $     0     $     0     $     0
OTHER INTEREST EXPENSE                           $     0     $     0     $     0     $     0     $    63     $     0
                                                 -------     -------     -------     -------     -------     -------

TOTAL INTEREST EXPENSE                           $ 6,460     $ 5,583     $ 3,803     $ 2,773     $ 2,565     $ 1,589
                                                 -------     -------     -------     -------     -------     -------

NET INTEREST INCOME                              $ 9,117     $ 9,469     $ 9,928     $ 9,923     $ 9,848     $ 4,951

LOAN LOSS PROVISION                              $   240     $   195     $   130     $    35     $     0     $     0
                                                 -------     -------     -------     -------     -------     -------

NET INTEREST INCOME AFTER PROVISION              $ 8,877     $ 9,274     $ 9,798     $ 9,888     $ 9,848     $ 4,951

INCOME FROM FIDUCIARY ACTIVITIES                 $   495     $   472     $   577     $   560     $   599     $   318
SERVICE CHARGES ON DEPOSIT ACCOUNTS              $ 1,094     $ 1,177     $ 1,171     $ 1,197     $ 1,367     $   801
OTHER OPERATING INCOME                           $   654     $   801     $   981     $ 1,028     $ 1,042     $   313
                                                 -------     -------     -------     -------     -------     -------

TOTAL NONINTEREST INCOME                         $ 2,243     $ 2,450     $ 2,729     $ 2,785     $ 3,008     $ 1,432

SALARIES AND EMPLOYEE BENEFITS                   $ 4,029     $ 4,325     $ 4,564     $ 5,003     $ 5,186     $ 2,594
OCCUPANCY EXPENSES                               $   922     $   956     $   906     $   907     $   995     $   536
INTANGIBLE AMORT. & OTHER OPERATING EXPENSES     $ 1,740     $ 1,810     $ 2,027     $ 2,016     $ 1,952     $   998
     INTANGIBLE AMORTIZATION EXPENSE                  NA     $     0     $     0     $     0     $     0     $     0
                                                 -------     -------     -------     -------     -------     -------

TOTAL NONINTEREST EXPENSE                        $ 6,691     $ 7,091     $ 7,497     $ 7,926     $ 8,133     $ 4,128
                                                 -------     -------     -------     -------     -------     -------

SUBTOTAL                                         $ 4,429     $ 4,633     $ 5,030     $ 4,747     $ 4,723     $ 2,255

SECURITY TRANSACTIONS (GROSS)                    $     1     $    32     $     1     $    28     $     7     $     3
                                                 -------     -------     -------     -------     -------     -------

INCOME BEFORE TAXES                              $ 4,430     $ 4,665     $ 5,031     $ 4,775     $ 4,730     $ 2,258

APPLICABLE TAXES                                 $ 1,129     $ 1,150     $ 1,215     $ 1,123     $ 1,108     $   512
                                                 -------     -------     -------     -------     -------     -------

NET INCOME BEFORE EXTRAORDINARY ITEMS            $ 3,301     $ 3,515     $ 3,816     $ 3,652     $ 3,622     $ 1,746

EXTRAORDINARY ITEMS AND MINORITY INTERESTS       $     0     $     0     $     0     $     0     $     0     $     0
                                                 -------     -------     -------     -------     -------     -------

NET INCOME                                       $ 3,301     $ 3,515     $ 3,816     $ 3,652     $ 3,622     $ 1,746
                                                 =======     =======     =======     =======     =======     =======

MEMO ITEMS:
TAX-EXEMPT INCOME                                $ 1,127     $ 1,424     $ 1,498     $ 1,516     $ 1,504     $   728
NET INTEREST INCOME - TAXABLE EQUIVALENT         $ 9,511     $ 9,967     $10,452     $10,454     $10,374     $ 5,206

Note:  Net Interest Income (TE) based on 35% tax rate.

                                                          Austin Associates, LLC

TABLE 1.3
COUNTY BANK CORP
HISTORICAL PERFORMANCE ($000)
BY YEAR

                                                        2000Y      2001Y       2002Y       2003Y       2004Y      YTD 06/05
                                                      --------    --------    --------    --------    --------    ---------
OTHER FINANCIAL INFORMATION

COMMON DIVIDENDS                                      $  1,234    $  4,331    $  1,495    $  1,626    $  1,662    $    626
PREFERRED DIVIDENDS                                   $      0    $      0    $      0    $      0    $      0    $      0
EFFECTIVE TAX RATE                                       25.49%      24.65%      24.15%      23.52%      23.42%      22.67%
FULL-TIME EQUIVALENT EMPLOYEES                             120         119         116         122         121         124

LOAN LOSS RESERVE RECONCILIATION
 BEGINNING OF PERIOD RESERVE                          $  1,913    $  1,951    $  2,139    $  2,165    $  2,136    $  2,012
                                                      --------    --------    --------    --------    --------    --------
 ADD: PROVISION FOR LOAN LOSSES                       $    240    $    195    $    130    $     35    $      0    $      0
 LESS: LOSSES CHARGED TO RESERVE                      $    262    $    105    $    125    $     93    $    151    $     83
 ADD: RECOVERIES                                      $     60    $     98    $     21    $     29    $     27    $     19
 ADJUSTMENTS                                          $      0    $      0    $      0    $      0    $      0    $      0
                                                      --------    --------    --------    --------    --------    --------

           NET LOAN LOSSES                            $    202    $      7    $    104    $     64    $    124    $     64

 END OF PERIOD RESERVE                                $  1,951    $  2,139    $  2,165    $  2,136    $  2,012    $  1,948

MARKET VALUE OF SECURITIES PORTFOLIO                  $ 61,257    $ 63,904    $ 60,152    $ 67,086    $ 64,780    $ 59,532

NONPERFORMING LOANS
 90+ DAYS PAST DUE AND ACCRUING INTEREST              $     74    $    171    $    829    $    146    $      0    $    398
 NONACCRUAL LOANS                                     $  1,565    $    770    $    559    $  1,290    $    690    $    392
                                                      --------    --------    --------    --------    --------    --------
           TOTAL NONPERFORMING LOANS                  $  1,639    $    941    $  1,388    $  1,436    $    690    $    790
 OTHER REAL ESTATE OWNED                              $    230    $    485    $    341    $    309    $    223    $    340
                                                      --------    --------    --------    --------    --------    --------
           TOTAL NONPERFORMING ASSETS                 $  1,869    $  1,426    $  1,729    $  1,745    $    913    $  1,130

EARNINGS AND PROFITABILITY

PERCENT OF AVERAGE ASSETS
 NET INTEREST INCOME (TE)                                 4.47%       4.43%       4.42%       4.11%       4.11%       4.11%
 TAX EQUIVALENT ADJUSTMENT                                0.19%       0.22%       0.22%       0.21%       0.21%       0.20%
 NET INTEREST INCOME                                      4.28%       4.20%       4.20%       3.90%       3.90%       3.91%
 PROVISION: LOAN/LEASE LOSSES                             0.11%       0.09%       0.06%       0.01%       0.00%       0.00%
 NET INTEREST INCOME AFTER PROVISION                      4.17%       4.12%       4.15%       3.89%       3.90%       3.91%
 NONINTEREST INCOME                                       1.05%       1.09%       1.15%       1.09%       1.19%       1.13%
 OVERHEAD EXPENSE                                         3.14%       3.15%       3.17%       3.11%       3.22%       3.26%
 SUBTOTAL                                                 2.08%       2.06%       2.13%       1.87%       1.87%       1.78%
 SECURITIES GAINS (LOSSES)                                0.00%       0.01%       0.00%       0.01%       0.00%       0.00%
 INCOME BEFORE TAXES                                      2.08%       2.07%       2.13%       1.88%       1.88%       1.78%
 APPLICABLE INCOME TAXES                                  0.53%       0.51%       0.51%       0.44%       0.44%       0.40%
 SUBTOTAL                                                 1.55%       1.56%       1.61%       1.43%       1.44%       1.38%
 EXTRAORDINARY ITEMS/MINORITY INTERESTS                   0.00%       0.00%       0.00%       0.00%       0.00%       0.00%
 NET INCOME - ROAA                                        1.55%       1.56%       1.61%       1.43%       1.44%       1.38%
 RETURN ON AVERAGE EQUITY                                13.21%      13.59%      13.61%      11.82%      12.05%      11.38%

MARGIN ANALYSIS
 AVERAGE EARNING ASSETS TO AVERAGE ASSETS                91.96%      92.00%      92.33%      88.51%      92.37%      92.86%
 AVERAGE INT-BEARING DEPOSITS TO AVERAGE ASSETS          72.27%      73.13%      72.69%      68.80%      69.72%      70.35%

 INTEREST INCOME TO AVERAGE EARNING ASSETS                7.95%       7.26%       6.29%       5.64%       5.33%       5.56%
 INTEREST EXPENSE TO AVERAGE EARNING ASSETS               3.30%       2.69%       1.74%       1.23%       1.10%       1.35%
 NET INTEREST INCOME TO AVG. EARNING ASSETS               4.65%       4.57%       4.55%       4.40%       4.23%       4.21%
 NET INTEREST INCOME (FTE) TO AVG. EARNING ASSETS         4.86%       4.81%       4.79%       4.64%       4.45%       4.43%

 AVERAGE ASSETS                                       $212,993    $225,248    $236,309    $254,505    $252,229    $253,167
 AVERAGE EARNING ASSETS                               $195,879    $207,220    $218,177    $225,267    $232,981    $235,080
 AVERAGE EQUITY                                       $ 24,993    $ 25,869    $ 28,032    $ 30,894    $ 30,046    $ 30,695

                                                          Austin Associates, LLC

TABLE 1.4
COUNTY BANK CORP
HISTORICAL PERFORMANCE ($000)
BY YEAR

                                                        2000Y      2001Y        2002Y       2003Y      2004Y      YTD 06/05
                                                      --------    --------    --------    --------    --------    ---------
PERCENT OF AVERAGE ASSETS
 INCOME COMPOSITION
 INCOME FROM FIDUCIARY ACTIVITIES                         0.23%       0.21%       0.24%       0.22%       0.24%       0.25%
 SERVICE CHARGES ON DEPOSIT ACCOUNTS                      0.51%       0.52%       0.50%       0.47%       0.54%       0.63%
 OTHER OPERATING INCOME                                   0.31%       0.36%       0.42%       0.40%       0.41%       0.25%

 EXPENSE COMPOSITION
 PERSONNEL EXPENSE                                        1.89%       1.92%       1.93%       1.97%       2.06%       2.05%
 OCCUPANCY EXPENSE                                        0.43%       0.42%       0.38%       0.36%       0.39%       0.42%
 AMORTIZATION & OTHER OPERATING EXPENSE                   0.82%       0.80%       0.86%       0.79%       0.77%       0.79%
                                                      --------    --------    --------    --------    --------    --------
 TOTAL OVERHEAD EXPENSE                                   3.14%       3.15%       3.17%       3.11%       3.22%       3.26%

 NET OVERHEAD                                             2.09%       2.06%       2.02%       2.02%       2.03%       2.13%
 EFFICIENCY RATIO                                        58.90%      59.49%      59.23%      62.37%      63.26%      64.67%

PERSONNEL EXPENSE
 TOTAL ASSETS PER EMPLOYEE                            $  1,877    $  1,951    $  2,072    $  2,035    $  2,090    $  2,058
 PERSONNEL EXPENSE PER EMPLOYEE (ANNUALIZED)          $     34    $     36    $     39    $     41    $     43    $     42

INCOME STATEMENT GROWTH RATES (ANNUALIZED)
 NET INTEREST INCOME                                      5.36%       3.86%       4.85%      -0.05%      -0.76%       0.55%
 NET INTEREST INCOME - TAXABLE EQUIVALENT                 5.55%       4.79%       4.86%       0.01%      -0.76%       0.36%
 LOAN LOSS PROVISION EXPENSE                            -25.00%     -18.75%     -33.33%     -73.08%         NA          NA
 NONINTEREST INCOME                                      -6.66%       9.23%      11.39%       2.05%       8.01%      -4.79%
 OVERHEAD EXPENSE                                         2.12%       5.98%       5.73%       5.72%       2.61%       1.51%
 PRE-TAX INCOME                                          -0.29%       5.30%       7.85%      -5.09%      -0.94%      -4.52%
 NET INCOME                                               0.73%       6.48%       8.56%      -4.30%      -0.82%      -3.59%

ASSETS, PERCENT OF ASSETS
 REAL ESTATE LOANS                                       43.33%      47.83%      50.29%      49.77%      52.74%      55.98%
 COMMERCIAL & INDUSTRIAL LOANS                            8.04%       6.25%       6.63%       7.26%       6.06%       5.18%
 INSTALLMENT LOANS                                        8.07%       6.25%       6.08%       6.88%       6.28%       5.64%
 AGRICULTURAL LOANS                                       0.29%       0.31%       0.19%       0.16%       0.13%       0.05%
 ALL OTHER LOANS                                          1.08%       0.96%       1.43%       1.06%       0.96%       1.16%
 TOTAL LOANS (NET OF UNEARNED INCOME)                    60.81%      61.60%      64.61%      65.13%      66.17%      68.01%
 LESS: LOSS RESERVE                                       0.87%       0.92%       0.90%       0.86%       0.80%       0.76%
 NET LOANS AND LEASES                                    59.94%      60.68%      63.71%      64.27%      65.38%      67.24%
 INTEREST BEARING BANK BALANCES                           0.00%       0.00%       0.00%       0.00%       0.00%       0.00%
 FEDERAL FUNDS SOLD & RESALES                             4.42%       2.82%       2.43%       0.36%       1.38%       1.33%
 INVESTMENT SECURITIES                                   27.06%      27.27%      24.43%      26.49%      25.28%      23.09%
 TOTAL EARNING ASSETS                                    92.28%      91.70%      91.48%      91.98%      92.83%      92.43%

 NONINTEREST CASH & DUE FROM BANKS                        5.51%       5.76%       5.99%       5.31%       4.47%       4.61%
 PREMISES, FIXED ASSETS, CAPITAL LEASES                   1.86%       2.03%       2.03%       2.44%       2.40%       2.55%
 OTHER REAL ESTATE OWNED                                  0.10%       0.21%       0.14%       0.12%       0.09%       0.13%
 OTHER ASSETS                                             1.18%       1.30%       1.39%       1.01%       1.18%       1.19%

                                                          Austin Associates, LLC

TABLE 1.5
COUNTY BANK CORP
HISTORICAL PERFORMANCE ($000)
BY YEAR

                                                                 2000Y       2001Y       2002Y       2003Y      2004Y      YTD 06/05
                                                               --------    --------    --------    --------    --------    ---------
LIABILITIES, PERCENT OF ASSETS
 DEMAND DEPOSITS                                                  16.06%      15.07%      14.02%      15.89%      16.06%      15.37%
 NOW & SUPER NOW DEPOSITS                                         30.83%      29.33%      27.79%      25.82%      25.61%      26.67%
                                                               --------    --------    --------    --------    --------    --------
 TOTAL TRANSACTION ACCOUNTS                                       46.89%      44.41%      41.81%      41.71%      41.67%      42.04%
 MMDA & OTHER SAVINGS DEPOSITS                                    16.95%      18.15%      20.89%      22.03%      21.43%      21.01%
 TIME DEPOSITS < $100,000                                         19.41%      19.84%      18.74%      17.53%      16.75%      16.44%
 TIME DEPOSITS > $100,000                                          4.12%       5.40%       5.26%       5.31%       5.89%       6.40%
 FEDERAL FUNDS PURCHASED & REPURCHASE AGREEMENT                    0.00%       0.00%       0.00%       0.00%       0.00%       0.00%
 BORROWINGS                                                        0.00%       0.00%       0.00%       0.00%       1.21%       1.07%
 SUBORDINATED NOTES AND DEBENTURES                                 0.00%       0.00%       0.00%       0.00%       0.00%       0.00%
 OTHER LIABILITIES                                                 0.84%       0.82%       1.06%       0.79%       0.99%       0.97%

 TOTAL LIABILITIES                                                88.21%      88.61%      87.76%      87.37%      87.94%      87.92%

 MINORITY INTEREST                                                 0.00%       0.00%       0.00%       0.00%       0.00%       0.00%

 ALL COMMON & PREFERRED CAPITAL                                   11.79%      11.39%      12.24%      12.63%      12.06%      12.08%
 TOTAL LIABILITIES AND CAPITAL                                   100.00%     100.00%     100.00%     100.00%     100.00%     100.00%

BALANCE SHEET GROWTH RATES (ANNUALIZED)
 TOTAL LOANS & LEASES                                              1.73%       4.44%       8.57%       4.12%       3.48%       7.46%
 TOTAL ASSETS                                                      8.61%       3.09%       3.52%       3.28%       1.85%       1.86%
 TOTAL DEPOSITS                                                    8.03%       3.58%       2.24%       3.14%       0.86%       2.21%

ASSET QUALITY
 AVERAGE TOTAL LOANS                                           $136,463    $139,088    $147,831    $153,924    $ 161,686   $170,806
 NET LOAN LOSS TO AVERAGE TOTAL LOANS AND LEASES                   0.15%       0.01%       0.07%       0.04%       0.08%       0.07%
 PROVISION FOR LOAN LOSS TO AVERAGE TOTAL LOANS AND LEASES         0.18%       0.14%       0.09%       0.02%       0.00%       0.00%
 LOSS RESERVE TO NET LOANS AND LEASES                              1.44%       1.52%       1.41%       1.34%       1.22%       1.14%
 NONPERFORMING LOANS TO TOTAL LOANS AND LEASES:
           90+ DAYS PAST DUE                                       0.05%       0.12%       0.53%       0.09%       0.00%       0.23%
           NONACCRUAL                                              1.14%       0.54%       0.36%       0.80%       0.41%       0.23%
           TOTAL NONPERFORMING LOANS                               1.20%       0.66%       0.89%       0.89%       0.41%       0.46%
 LLR/NONPERFORMING LOANS                                         119.04%     227.31%     155.98%     148.75%     291.59%     246.58%
 OREO AS A % OF TOTAL ASSETS                                       0.10%       0.21%       0.14%       0.12%       0.09%       0.13%
 NONPERFORMING ASSETS AS A % OF TOTAL ASSETS                       0.83%       0.61%       0.72%       0.70%       0.36%       0.44%

CAPITAL ADEQUACY
 CORE LEVERAGE RATIO (TANGIBLE)                                   11.61%      10.80%      11.33%      11.77%      10.97%      11.37%
 RISK BASED CAPITAL RATIOS:
           TIER 1                                                 18.50%      17.14%      17.26%      17.45%      15.73%      15.88%
           TOTAL                                                  19.75%      19.09%      19.23%      19.46%      17.85%      17.65%
 COMMON DIVIDEND PAYOUT RATIO                                     37.38%     123.21%      39.18%      44.52%      45.89%      35.85%
 AVERAGE ASSETS (CAPITAL CALCULATION)                          $220,779    $229,936    $239,832    $248,005    $252,539    $253,553
 RISK BASED ASSETS                                             $138,582    $144,943    $157,390    $167,230    $176,163    $181,606
 TIER 1 CAPITAL                                                $ 25,641    $ 24,840    $ 27,161    $ 29,188    $ 27,716    $ 28,835
   QUALIFYING MINORITY INTERESTS IN TIER 1 CAPITAL                   NA    $      0    $      0    $      0    $      0    $      0
   QUALIFYING TRUST PREFERRED SECURITIES IN TIER 1 CAPITAL           NA          NA          NA          NA    $      0    $      0
 TIER 2 CAPITAL                                                $  1,735    $  2,836    $  3,102    $  3,351    $  3,722    $  3,214
   OTHER TIER 2 CAPITAL COMPONENTS (EXCLUDING LLR)             $      0    $  1,020    $  1,132    $  1,260    $  1,710    $  1,266

LIQUIDITY AND RATE SENSITIVITY
 MARKET VALUE LESS BOOK VALUE OF INVESTMENT SECURITIES         $    306    $    576    $  1,422    $  1,329    $    864    $    598
 MARKET VALUE/BOOK VALUE OF INVESTMENT SECURITIES                100.50%     100.91%     102.42%     102.02%     101.35%     101.01%
 TOTAL LOANS & LEASES TO ASSETS                                   60.81%      61.60%      64.61%      65.13%      66.17%      68.01%
 TOTAL LOANS AND LEASES TO DEPOSITS                               69.60%      70.18%      74.52%      75.23%      77.18%      79.18%
 VOLATILE LIABILITIES                                          $  9,283    $ 12,536    $ 12,633    $ 13,194    $ 17,954    $ 19,056
 CASH, FEDERAL FUNDS & INVESTMENT SECURITIES                   $ 83,308    $ 83,262    $ 78,981    $ 79,829    $ 78,709    $ 74,094

                                                          Austin Associates, LLC

TABLE 1.6
COUNTY BANK CORP
HISTORICAL PERFORMANCE ($000)
BY QUARTER

BALANCE SHEET

                                                  2004Q1       2004Q2      2004Q3      2004Q4      2005Q1      2005Q2
                                                ---------    ---------   ---------   ---------   ---------   ---------
ASSETS
CASH AND DUE FROM BANKS - NONINTEREST BEARING   $  10,758    $  12,475   $  12,224   $  11,293   $  10,656   $  11,760
CASH AND DUE FROM BANKS - INTEREST BEARING      $       0    $       0   $       0   $       0   $       0   $       0
INVESTMENT SECURITIES                           $  63,999    $  64,322   $  64,678   $  63,916   $  62,144   $  58,934
FEDERAL FUNDS SOLD & REPURCHASE AGREEMENTS      $  10,550    $   5,350   $   1,400   $   3,500   $       0   $   3,400
REAL ESTATE LOANS (INCLUDING COMMERCIAL RE)     $ 124,147    $ 129,312   $ 132,592   $ 133,374   $ 140,440   $ 142,874
     COMMERCIAL RE                              $  61,261    $  64,890   $  65,388   $  66,412   $  70,351   $  72,689
COMMERCIAL & INDUSTRIAL LOANS                   $  15,426    $  14,909   $  13,719   $  15,335   $  13,224   $  13,230
INSTALLMENT LOANS                               $  15,975    $  15,550   $  14,944   $  15,880   $  14,999   $  14,401
AGRICULTURAL LOANS                              $     304    $     222   $     284   $     325   $     108   $     115
ALL OTHER LOANS                                 $   2,337    $   2,234   $   2,422   $   2,420   $   2,204   $   2,952
LESS: UNEARNED INCOME                           $       0    $       0   $       0   $       0   $       0   $       0
                                                ---------    ---------   ---------   ---------   ---------   ---------
TOTAL LOANS (NET OF UNEARNED INCOME)            $ 158,189    $ 162,227   $ 163,961   $ 167,334   $ 170,975   $ 173,572
LESS: LOAN LOSS RESERVE                         $   2,128    $   2,025   $   2,023   $   2,012   $   1,991   $   1,948
                                                ---------    ---------   ---------   ---------   ---------   ---------
NET LOANS                                       $ 156,061    $ 160,202   $ 161,938   $ 165,322   $ 168,984   $ 171,624
PREMISES AND FIXED ASSETS                       $   6,220    $   6,145   $   6,053   $   6,066   $   6,187   $   6,520
OTHER REAL ESTATE OWNED                         $     309    $     431   $     292   $     223   $     223   $     340
TOTAL INTANGIBLE ASSETS (INCLUDING MSRs)        $     472    $     497   $     485   $     417   $     400   $     384
     MORTGAGE SERVICING RIGHTS                  $     472    $     497   $     485   $     417   $     400   $     384
INVESTMENTS IN UNCONSOLIDATED SUBSIDIARIES      $       0    $       0   $       0   $       0   $       0   $       0
OTHER ASSETS                                    $   2,443    $   2,131   $   2,429   $   2,138   $   2,616   $   2,266
                                                ---------    ---------   ---------   ---------   ---------   ---------

TOTAL ASSETS                                    $ 250,812    $ 251,553   $ 249,499   $ 252,875   $ 251,210   $ 255,228
                                                =========    =========   =========   =========   =========   =========

LIABILITIES

DEMAND DEPOSITS                                 $  39,492    $  40,353   $  40,515   $  40,616   $  38,042   $  39,226
NOW AND OTHER                                   $  63,993    $  64,393   $  63,300   $  64,767   $  64,386   $  68,078
                                                ---------    ---------   ---------   ---------   ---------   ---------
TOTAL TRANSACTION ACCOUNTS                      $ 103,485    $ 104,746   $ 103,815   $ 105,383   $ 102,428   $ 107,304
MMDA & OTHER SAVINGS DEPOSITS                   $  55,778    $  54,517   $  52,914   $  54,179   $  54,129   $  53,612
TIME DEPOSITS < $100,000                        $  43,507    $  43,785   $  43,019   $  42,359   $  42,064   $  41,963
TIME DEPOSITS > $100,000                        $  13,510    $  14,484   $  14,413   $  14,894   $  15,127   $  16,336
                                                ---------    ---------   ---------   ---------   ---------   ---------
TOTAL DEPOSITS                                  $ 216,280    $ 217,532   $ 214,161   $ 216,815   $ 213,748   $ 219,215
FED. FUNDS PURCHASED & REPURCHASE AGREEMENTS    $       0    $       0   $       0   $       0   $   1,850   $       0
OTHER BORROWED MONEY                            $       0    $   3,432   $   3,230   $   3,060   $   2,890   $   2,720
SUBORDINATED NOTES AND DEBENTURES               $       0    $       0   $       0   $       0   $       0   $       0
OTHER LIABILITIES (1)                           $   2,211    $   1,883   $   2,237   $   2,500   $   2,272   $   2,464
                                                ---------    ---------   ---------   ---------   ---------   ---------

TOTAL LIABILITIES                               $ 218,491    $ 222,847   $ 219,628   $ 222,375   $ 220,760   $ 224,399

MINORITY INTEREST (1)                           $       0    $       0   $       0   $       0   $       0   $       0

STOCKHOLDERS' EQUITY

PREFERRED STOCK                                 $       0    $       0   $       0   $       0   $       0   $       0
COMMON STOCK - PAR VALUE                        $   5,933    $   5,592   $   5,592   $   5,592   $   5,592   $   5,592
COMMON STOCK - SURPLUS                          $   8,634    $   8,634   $   8,634   $   8,634   $   8,634   $   8,634
UNDIVIDED PROFITS AND RESERVES                  $  15,128    $  12,650   $  13,180   $  13,491   $  14,044   $  14,610
ACCUMULATED OTHER COMPREHENSIVE INCOME          $   2,626    $   1,830   $   2,465   $   2,783   $   2,180   $   1,993
OTHER EQUITY CAPITAL COMPONENTS                 $       0    $       0   $       0   $       0   $       0   $       0
                                                ---------    ---------   ---------   ---------   ---------   ---------

TOTAL EQUITY                                    $  32,321    $  28,706   $  29,871   $  30,500   $  30,450   $  30,829
                                                ---------    ---------   ---------   ---------   ---------   ---------

TOTAL LIAB. AND STOCKHOLDERS' EQUITY            $ 250,812    $ 251,553   $ 249,499   $ 252,875   $ 251,210   $ 255,228
                                                =========    =========   =========   =========   =========   =========

(1) Beginning in 2004Q1, trust preferred securities are included in Other Liabilities.

                                                          Austin Associates, LLC

TABLE 1.7
COUNTY BANK CORP
HISTORICAL PERFORMANCE ($000)
BY QUARTER

INCOME STATEMENT

                                               2004Q1   2004Q2   2004Q3   2004Q4   2005Q1   2005Q2
                                               ------   ------   ------   ------   ------   ------
INTEREST AND FEE INCOME ON LOANS & LEASES      $2,389   $2,415   $2,419   $2,570   $2,567   $2,719
BALANCES DUE FROM DEPOSITORY INSTITUTIONS      $    0   $    0   $    0   $    0   $    0   $    0
INTEREST/DIVIDEND INCOME ON SECURITIES         $  625   $  627   $  619   $  620   $  614   $  594
TRADING ACCOUNTS                               $    0   $    0   $    0   $    0   $    0   $    0
INTEREST INCOME ON FEDERAL FUNDS SOLD          $   14   $   23   $   24   $   36   $   10   $   20
OTHER INTEREST INCOME                          $    8   $    8   $    8   $    8   $    8   $    8
                                               ------   ------   ------   ------   ------   ------

TOTAL INTEREST INCOME                          $3,036   $3,073   $3,070   $3,234   $3,199   $3,341

INTEREST ON DEPOSITS                           $  614   $  583   $  619   $  684   $  723   $  799
INTEREST EXPENSE ON FEDERAL FUNDS PURCHASED    $    2   $    0   $    0   $    0   $    2   $    3
INTEREST EXPENSE ON BORROWED FUNDS             $    0   $    0   $    0   $    0   $   30   $   32
INTEREST EXPENSE ON SUBORDINATED DEBT          $    0   $    0   $    0   $    0   $    0   $    0
OTHER INTEREST EXPENSE                         $    0   $   10   $   25   $   28   $    0   $    0
                                               ------   ------   ------   ------   ------   ------

TOTAL INTEREST EXPENSE                         $  616   $  593   $  644   $  712   $  755   $  834
                                               ------   ------   ------   ------   ------   ------

NET INTEREST INCOME                            $2,420   $2,480   $2,426   $2,522   $2,444   $2,507

LOAN LOSS PROVISION                            $    0   $    0   $    0   $    0   $    0   $    0
                                               ------   ------   ------   ------   ------   ------

NET INTEREST INCOME AFTER PROVISION            $2,420   $2,480   $2,426   $2,522   $2,444   $2,507

INCOME FROM FIDUCIARY ACTIVITIES               $  144   $  144   $  143   $  168   $  159   $  159
SERVICE CHARGES ON DEPOSIT ACCOUNTS            $  299   $  306   $  372   $  390   $  379   $  422
OTHER OPERATING INCOME                         $  212   $  368   $  158   $  304   $  164   $  149
                                               ------   ------   ------   ------   ------   ------

TOTAL NONINTEREST INCOME                       $  655   $  818   $  673   $  862   $  702   $  730

SALARIES AND EMPLOYEE BENEFITS                 $1,300   $1,299   $1,313   $1,274   $1,279   $1,315
OCCUPANCY EXPENSES                             $  255   $  254   $  248   $  238   $  277   $  259
INTANGIBLE AMORT. & OTHER OPERATING EXPENSES   $  482   $  545   $  474   $  451   $  476   $  522
     INTANGIBLE AMORTIZATION EXPENSE           $    0   $    0   $    0   $    0   $    0   $    0
                                               ------   ------   ------   ------   ------   ------

TOTAL NONINTEREST EXPENSE                      $2,037   $2,098   $2,035   $1,963   $2,032   $2,096
                                               ------   ------   ------   ------   ------   ------

SUBTOTAL                                       $1,038   $1,200   $1,064   $1,421   $1,114   $1,141

SECURITY TRANSACTIONS (GROSS)                  $    3   $    0   $    4   $    0   $    2   $    1
                                               ------   ------   ------   ------   ------   ------

INCOME BEFORE TAXES                            $1,041   $1,200   $1,068   $1,421   $1,116   $1,142

APPLICABLE TAXES                               $  226   $  285   $  236   $  361   $  250   $  262
                                               ------   ------   ------   ------   ------   ------

NET INCOME BEFORE EXTRAORDINARY ITEMS          $  815   $  915   $  832   $1,060   $  866   $  880

EXTRAORDINARY ITEMS AND MINORITY INTERESTS     $    0   $    0   $    0   $    0   $    0   $    0
                                               ------   ------   ------   ------   ------   ------

NET INCOME                                     $  815   $  915   $  832   $1,060   $  866   $  880
                                               ======   ======   ======   ======   ======   ======

MEMO ITEMS:
TAX-EXEMPT INCOME                              $  395   $  367   $  373   $  369   $  367   $  361
NET INTEREST INCOME - TAXABLE EQUIVALENT       $2,558   $2,608   $2,557   $2,651   $2,572   $2,633

Note:  Net Interest Income (TE) based on 35% tax rate.

                                                          Austin Associates, LLC

TABLE 1.8
COUNTY BANK CORP
HISTORICAL PERFORMANCE ($000)
BY QUARTER

                                                     2004Q1      2004Q2      2004Q3      2004Q4      2005Q1      2005Q2
                                                    --------    --------    --------    --------    --------    --------
OTHER FINANCIAL INFORMATION

COMMON DIVIDENDS                                    $    308    $    302    $    302    $    750    $    313    $    313
PREFERRED DIVIDENDS                                 $      0    $      0    $      0    $      0    $      0    $      0
EFFECTIVE TAX RATE                                     21.71%      23.75%      22.10%      25.40%      22.40%      22.94%
FULL-TIME EQUIVALENT EMPLOYEES                           122         121         121         121         117         124

LOAN LOSS RESERVE RECONCILIATION
 BEGINNING OF PERIOD RESERVE                        $  2,136    $  2,128    $  2,025    $  2,023    $  2,012    $  1,991
                                                    --------    --------    --------    --------    --------    --------
 ADD: PROVISION FOR LOAN LOSSES                     $      0    $      0    $      0    $      0    $      0    $      0
 LESS: LOSSES CHARGED TO RESERVE                    $      9    $    108    $     12    $     22    $     28    $     55
 ADD: RECOVERIES                                    $      1    $      5    $     10    $     11    $      7    $     12
 ADJUSTMENTS                                        $      0    $      0    $      0    $      0    $      0    $      0
                                                    --------    --------    --------    --------    --------    --------

           NET LOAN LOSSES                          $      8    $    103    $      2    $     11    $     21    $     43

 END OF PERIOD RESERVE                              $  2,128    $  2,025    $  2,023    $  2,012    $  1,991    $  1,948

MARKET VALUE OF SECURITIES PORTFOLIO                $ 65,328    $ 65,077    $ 65,701    $ 64,780    $ 62,724    $ 59,532

NONPERFORMING LOANS
 90+ DAYS PAST DUE AND ACCRUING INTEREST            $    831    $    320    $      3    $      0    $    167    $    398
 NONACCRUAL LOANS                                   $  1,177    $  1,089    $  1,020    $    690    $    567    $    392
                                                    --------    --------    --------    --------    --------    --------
           TOTAL NONPERFORMING LOANS                $  2,008    $  1,409    $  1,023    $    690    $    734    $    790
 OTHER REAL ESTATE OWNED                            $    309    $    431    $    292    $    223    $    223    $    340
                                                    --------    --------    --------    --------    --------    --------
           TOTAL NONPERFORMING ASSETS               $  2,317    $  1,840    $  1,315    $    913    $    957    $  1,130

EARNINGS AND PROFITABILITY

PERCENT OF AVERAGE ASSETS
 NET INTEREST INCOME (TE)                               4.09%       4.11%       4.05%       4.20%       4.07%       4.15%
 TAX EQUIVALENT ADJUSTMENT                              0.22%       0.20%       0.21%       0.20%       0.20%       0.20%
 NET INTEREST INCOME                                    3.87%       3.91%       3.85%       3.99%       3.87%       3.95%
 PROVISION: LOAN/LEASE LOSSES                           0.00%       0.00%       0.00%       0.00%       0.00%       0.00%
 NET INTEREST INCOME AFTER PROVISION                    3.87%       3.91%       3.85%       3.99%       3.87%       3.95%
 NONINTEREST INCOME                                     1.05%       1.29%       1.07%       1.37%       1.11%       1.15%
 OVERHEAD EXPENSE                                       3.26%       3.31%       3.23%       3.11%       3.22%       3.31%
 SUBTOTAL                                               1.66%       1.89%       1.69%       2.25%       1.76%       1.80%
 SECURITIES GAINS (LOSSES)                              0.00%       0.00%       0.01%       0.00%       0.00%       0.00%
 INCOME BEFORE TAXES                                    1.66%       1.89%       1.69%       2.25%       1.77%       1.80%
 APPLICABLE INCOME TAXES                                0.36%       0.45%       0.37%       0.57%       0.40%       0.41%
 SUBTOTAL                                               1.30%       1.44%       1.32%       1.68%       1.37%       1.39%
 MINORITY INTEREST                                      0.00%       0.00%       0.00%       0.00%       0.00%       0.00%
 NET INCOME - ROAA                                      1.30%       1.44%       1.32%       1.68%       1.37%       1.39%
 RETURN ON AVERAGE EQUITY                              10.29%      12.60%      11.37%      14.05%      11.31%      11.44%

MARGIN ANALYSIS
 AVERAGE EARNING ASSETS TO AVERAGE ASSETS              92.48%      92.22%      91.19%      93.59%      92.75%      92.96%
 AVERAGE INT-BEARING DEPOSITS TO AVERAGE ASSETS                    69.71%      69.55%      69.27%      69.61%      70.14%

 INTEREST INCOME TO AVERAGE EARNING ASSETS              5.25%       5.25%       5.34%       5.47%       5.46%       5.67%
 INTEREST EXPENSE TO AVERAGE EARNING ASSETS             1.06%       1.01%       1.12%       1.20%       1.29%       1.42%
 NET INTEREST INCOME TO AVG. EARNING ASSETS             4.18%       4.24%       4.22%       4.27%       4.17%       4.25%
 NET INTEREST INCOME (FTE) TO AVG. EARNING ASSETS       4.42%       4.46%       4.45%       4.49%       4.39%       4.47%

 AVERAGE ASSETS                                     $250,294    $253,881    $252,202    $252,539    $252,781    $253,553
 AVERAGE EARNING ASSETS                             $231,462    $234,132    $229,976    $236,354    $234,445    $235,715
 AVERAGE EQUITY                                     $ 31,672    $ 29,056    $ 29,272    $ 30,186    $ 30,632    $ 30,758

                                                          Austin Associates, LLC

TABLE 1.9
COUNTY BANK CORP
HISTORICAL PERFORMANCE ($000)
BY QUARTER

                                                  2004Q1      2004Q2      2004Q3      2004Q4      2005Q1      2005Q2
                                                  ------      ------      ------      ------      ------      ------
PERCENT OF AVERAGE ASSETS
 INCOME COMPOSITION
 INCOME FROM FIDUCIARY ACTIVITIES                   0.23%       0.23%       0.23%       0.27%       0.25%       0.25%
 SERVICE CHARGES ON DEPOSIT ACCOUNTS                0.48%       0.48%       0.59%       0.62%       0.60%       0.67%
 OTHER OPERATING INCOME                             0.34%       0.58%       0.25%       0.48%       0.26%       0.24%

 EXPENSE COMPOSITION
 PERSONNEL EXPENSE                                  2.08%       2.05%       2.08%       2.02%       2.02%       2.07%
 OCCUPANCY EXPENSE                                  0.41%       0.40%       0.39%       0.38%       0.44%       0.41%
 AMORTIZATION & OTHER OPERATING EXPENSE             0.77%       0.86%       0.75%       0.71%       0.75%       0.82%
                                                    ----        ----        ----        ----        ----        ----
 TOTAL OVERHEAD EXPENSE                             3.26%       3.31%       3.23%       3.11%       3.22%       3.31%

 NET OVERHEAD                                       2.21%       2.02%       2.16%       1.74%       2.10%       2.15%
 EFFICIENCY RATIO                                  66.24%      63.61%      65.67%      58.01%      64.59%      64.75%

PERSONNEL EXPENSE
 TOTAL ASSETS PER EMPLOYEE                        $2,056      $2,079      $2,062      $2,090      $2,147      $2,058
 PERSONNEL EXPENSE PER EMPLOYEE (ANNUALIZED)      $   43      $   43      $   43      $   42      $   44      $   42

INCOME STATEMENT GROWTH RATES
 NET INTEREST INCOME                                            2.48%      -2.18%       3.96%      -3.09%       2.58%
 NET INTEREST INCOME - TAXABLE EQUIVALENT                       1.96%      -1.99%       3.70%      -2.97%       2.37%
 LOAN LOSS PROVISION EXPENSE                                      NA          NA          NA          NA          NA
 NONINTEREST INCOME                                            24.89%     -17.73%      28.08%     -18.56%       3.99%
 OVERHEAD EXPENSE                                               2.99%      -3.00%      -3.54%       3.52%       3.15%
 PRE-TAX INCOME                                                15.27%     -11.00%      33.05%     -21.46%       2.33%
 NET INCOME                                                    12.27%      -9.07%      27.40%     -18.30%       1.62%

ASSETS, PERCENT OF ASSETS
 REAL ESTATE LOANS                                 49.50%      51.41%      53.14%      52.74%      55.91%      55.98%
 COMMERCIAL & INDUSTRIAL LOANS                      6.15%       5.93%       5.50%       6.06%       5.26%       5.18%
 INSTALLMENT LOANS                                  6.37%       6.18%       5.99%       6.28%       5.97%       5.64%
 AGRICULTURAL LOANS                                 0.12%       0.09%       0.11%       0.13%       0.04%       0.05%
 ALL OTHER LOANS                                    0.93%       0.89%       0.97%       0.96%       0.88%       1.16%
 TOTAL LOANS (NET OF UNEARNED INCOME)              63.07%      64.49%      65.72%      66.17%      68.06%      68.01%
 LESS: LOSS RESERVE                                 0.85%       0.80%       0.81%       0.80%       0.79%       0.76%
 NET LOANS AND LEASES                              62.22%      63.69%      64.91%      65.38%      67.27%      67.24%
 INTEREST BEARING BANK BALANCES                     0.00%       0.00%       0.00%       0.00%       0.00%       0.00%
 FEDERAL FUNDS SOLD & RESALES                       4.21%       2.13%       0.56%       1.38%       0.00%       1.33%
 INVESTMENT SECURITIES                             25.52%      25.57%      25.92%      25.28%      24.74%      23.09%
 TOTAL EARNING ASSETS                              92.79%      92.19%      92.20%      92.83%      92.80%      92.43%

 NONINTEREST CASH & DUE FROM BANKS                  4.29%       4.96%       4.90%       4.47%       4.24%       4.61%
 PREMISES, FIXED ASSETS, CAPITAL LEASES             2.48%       2.44%       2.43%       2.40%       2.46%       2.55%
 OTHER REAL ESTATE OWNED                            0.12%       0.17%       0.12%       0.09%       0.09%       0.13%
 OTHER ASSETS                                       1.35%       1.24%       1.36%       1.18%       1.36%       1.19%

                                                          Austin Associates, LLC

TABLE 1.10
COUNTY BANK CORP
HISTORICAL PERFORMANCE ($000)
BY QUARTER

                                                                2004Q1      2004Q2      2004Q3      2004Q4      2005Q1      2005Q2
                                                              ---------   ---------   ---------   ---------   ---------   ---------
LIABILITIES, PERCENT OF ASSETS
 DEMAND DEPOSITS                                                 15.75%      16.04%      16.24%      16.06%      15.14%      15.37%
 NOW & SUPER NOW DEPOSITS                                        25.51%      25.60%      25.37%      25.61%      25.63%      26.67%
 OTHER TRANSACTION ACCOUNTS                                       0.00%       0.00%       0.00%       0.00%       0.00%       0.00%
 MMDA & OTHER SAVINGS DEPOSITS                                   22.24%      21.67%      21.21%      21.43%      21.55%      21.01%
 TIME DEPOSITS < $100,000                                        17.35%      17.41%      17.24%      16.75%      16.74%      16.44%
 TIME DEPOSITS > $100,000                                         5.39%       5.76%       5.78%       5.89%       6.02%       6.40%
 FEDERAL FUNDS PURCHASED & REPURCHASE AGREEMENT                   0.00%       0.00%       0.00%       0.00%       0.74%       0.00%
 BORROWINGS                                                       0.00%       1.36%       1.29%       1.21%       1.15%       1.07%
 SUBORDINATED NOTES AND DEBENTURES                                0.00%       0.00%       0.00%       0.00%       0.00%       0.00%
 OTHER LIABILITIES                                                0.88%       0.75%       0.90%       0.99%       0.90%       0.97%

 TOTAL LIABILITIES                                               87.11%      88.59%      88.03%      87.94%      87.88%      87.92%

 MINORITY INTEREST                                                0.00%       0.00%       0.00%       0.00%       0.00%       0.00%

 ALL COMMON & PREFERRED CAPITAL                                  12.89%      11.41%      11.97%      12.06%      12.12%      12.08%
 TOTAL LIABILITIES AND CAPITAL                                  100.00%     100.00%     100.00%     100.00%     100.00%     100.00%

BALANCE SHEET GROWTH RATES
 TOTAL LOANS & LEASES                                                         2.55%       1.07%       2.06%       2.18%       1.52%
 TOTAL ASSETS                                                                 0.30%      -0.82%       1.35%      -0.66%       1.60%
 TOTAL DEPOSITS                                                               0.58%      -1.55%       1.24%      -1.41%       2.56%

ASSET QUALITY
 AVERAGE TOTAL LOANS                                          $160,792    $159,292    $162,488    $164,175    $169,345    $172,267
 NET LOAN LOSS TO AVERAGE TOTAL LOANS AND LEASES                  0.02%       0.26%       0.00%       0.03%       0.05%       0.10%
 PROVISION FOR LOAN LOSS TO AVERAGE TOTAL LOANS AND LEASES        0.00%       0.00%       0.00%       0.00%       0.00%       0.00%
 LOSS RESERVE TO NET LOANS AND LEASES                             1.36%       1.26%       1.25%       1.22%       1.18%       1.14%
 NONPERFORMING LOANS TO TOTAL LOANS AND LEASES:
           90+ DAYS PAST DUE                                      0.53%       0.20%       0.00%       0.00%       0.10%       0.23%
           NONACCRUAL                                             0.74%       0.67%       0.62%       0.41%       0.33%       0.23%
           TOTAL NONPERFORMING LOANS                              1.27%       0.87%       0.62%       0.41%       0.43%       0.46%
 LLR/NONPERFORMING LOANS                                        105.98%     143.72%     197.75%     291.59%     271.25%     246.58%
 OREO AS A % OF TOTAL ASSETS                                      0.12%       0.17%       0.12%       0.09%       0.09%       0.13%
 NONPERFORMING ASSETS AS A % OF TOTAL ASSETS                      0.92%       0.73%       0.53%       0.36%       0.38%       0.44%

CAPITAL ADEQUACY
 CORE LEVERAGE RATIO (TANGIBLE)                                  11.86%      10.57%      10.85%      10.97%      11.17%      11.37%
 RISK BASED CAPITAL RATIOS:
           TIER 1                                                17.80%      15.80%      15.97%      15.73%      15.77%      15.88%
           TOTAL                                                 19.87%      17.78%      17.98%      17.85%      17.74%      17.65%
 COMMON DIVIDEND PAYOUT RATIO                                    37.79%      33.01%      36.30%      70.75%      36.14%      35.57%
 AVERAGE ASSETS (CAPITAL CALCULATION)                         $250,294    $253,831    $252,153    $252,539    $252,741    $253,553
 RISK BASED ASSETS                                            $166,853    $169,743    $171,320    $176,163    $179,015    $181,606
 TIER 1 CAPITAL                                               $ 29,695    $ 26,826    $ 27,356    $ 27,716    $ 28,230    $ 28,835
   QUALIFYING MINORITY INTERESTS IN TIER 1 CAPITAL            $      0    $      0    $      0    $      0    $      0    $      0
   QUALIFYING TRUST PREFERRED SECURITIES IN TIER 1 CAPITAL    $      0    $      0    $      0    $      0    $      0    $      0
 TIER 2 CAPITAL                                               $  3,461    $  3,361    $  3,447    $  3,722    $  3,536    $  3,214
   OTHER TIER 2 CAPITAL COMPONENTS (EXCLUDING LLR)            $  1,375    $  1,336    $  1,424    $  1,710    $  1,545    $  1,266

LIQUIDITY AND RATE SENSITIVITY
 MARKET VALUE LESS BOOK VALUE OF INVESTMENT SECURITIES        $  1,329    $    755    $  1,023    $    864    $    580    $    598
 MARKET VALUE/BOOK VALUE OF INVESTMENT SECURITIES               102.08%     101.17%     101.58%     101.35%     100.93%     101.01%
 TOTAL LOANS & LEASES TO ASSETS                                  63.07%      64.49%      65.72%      66.17%      68.06%      68.01%
 TOTAL LOANS AND LEASES TO DEPOSITS                              73.14%      74.58%      76.56%      77.18%      79.99%      79.18%
 VOLATILE LIABILITIES                                         $ 13,510    $ 17,916    $ 17,643    $ 17,954    $ 19,867    $ 19,056
 CASH, FEDERAL FUNDS & INVESTMENT SECURITIES                  $ 85,307    $ 82,147    $ 78,302    $ 78,709    $ 72,800    $ 74,094

                                                          Austin Associates, LLC

TABLE 1.11
COUNTY BANK CORP
SUMMARY HISTORICAL ANALYSIS  ($000)

                                       2000Y            2001Y            2002Y           2003Y         2004Y          YTD 06/05
                                    -------------   -------------   -------------   -------------   -------------   -------------
PERIOD END FINANCIAL DATA:

TOTAL ASSETS                        $     225,258   $     232,211   $     240,382   $     248,277   $     252,875   $     255,228
AVERAGE ASSETS                      $     212,993   $     225,248   $     236,309   $     254,505   $     252,229   $     253,167
ASSET GROWTH - ANNUALIZED                     8.6%            3.1%            3.5%            3.3%            1.9%            1.9%
TOTAL LOANS                         $     136,976   $     143,053   $     155,315   $     161,714   $     167,334   $     173,572
TOTAL DEPOSITS                      $     196,803   $     203,851   $     208,419   $     214,971   $     216,815   $     219,215
LOAN/DEPOSIT RATIO                           69.6%           70.2%           74.5%           75.2%           77.2%           79.2%
LOAN LOSS RESERVE                   $       1,951   $       2,139   $       2,165   $       2,136   $       2,012   $       1,948
LOAN LOSS RESERVE/TOTAL LOANS                1.42%           1.50%           1.39%           1.32%           1.20%           1.12%
INTANGIBLE ASSETS                   $         149   $         180   $         308   $           0   $         417   $         384
TOTAL SHAREHOLDERS' EQUITY          $      26,564   $      26,454   $      29,416   $      31,355   $      30,500   $      30,829
AVERAGE TOTAL EQUITY                $      24,993   $      25,869   $      28,032   $      30,894   $      30,046   $      30,695
STATED NET INCOME                   $       3,301   $       3,515   $       3,816   $       3,652   $       3,622   $       1,746
NONPERFORMING ASSETS                $       1,869   $       1,426   $       1,729   $       1,745   $         913   $       1,130
NONPERFORMING ASSETS/TOTAL ASSETS            0.83%           0.61%           0.72%           0.70%           0.36%           0.44%

PERFORMANCE RATIOS:

RETURN ON AVERAGE ASSETS                     1.55%           1.56%           1.61%           1.43%           1.44%           1.38%
RETURN ON AVERAGE EQUITY                    13.21%          13.59%          13.61%          11.82%          12.05%          11.38%
TOTAL EQUITY TO ASSETS                      11.79%          11.39%          12.24%          12.63%          12.06%          12.08%
TANGIBLE EQUITY TO TANGIBLE ASSETS          11.73%          11.32%          12.12%          12.63%          11.92%          11.95%
EFFICIENCY RATIO                            58.90%          59.49%          59.23%          62.37%          63.26%          64.67%
DIVIDEND PAYOUT RATIO                        37.4%          123.2%           39.2%           44.5%           45.9%           35.9%

PER SHARE SUMMARY:

EARNINGS PER SHARE                  $        2.78   $        2.96   $        3.22   $        3.08   $        3.18   $        1.56
DIVIDENDS PER SHARE                 $        1.04   $        3.65   $        1.26   $        1.37   $        1.49   $        0.56
BOOK VALUE PER SHARE                $       22.39   $       22.30   $       24.79   $       26.43   $       27.27   $       27.57
TANGIBLE BOOK VALUE PER SHARE       $       22.26   $       22.14   $       24.53   $       26.43   $       26.90   $       27.22

OTHER DATA:

COMMON SHARES OUTSTANDING               1,186,472       1,186,472       1,186,472       1,186,472       1,118,315       1,118,315
AVERAGE SHARES OUTSTANDING (1)          1,186,472       1,186,472       1,186,472       1,186,472       1,138,109       1,118,315
COMMON DIVIDENDS PAID               $       1,234   $       4,331   $       1,495   $       1,626   $       1,662   $         626

(1) Average shares outstanding based on annual report.

                                                          Austin Associates, LLC

TABLE 1.12
COUNTY BANK CORP
PARENT-ONLY HISTORICAL PERFORMANCE SUMMARY  ($000)

BALANCE SHEET

                                     2000Y    2001Y    2002Y    2003Y    2004Y   YTD 06/05
                                    -------  -------  -------  -------  -------  ---------
TOTAL CASH & BALANCES DUE           $     2  $     2  $     2  $     2  $     2  $       2
TOTAL SECURITIES                    $     0  $     0  $     0  $     0  $     0  $       0
NET LOANS & LEASES                  $     0  $     0  $     0  $     0  $     0  $       0
INVESTMENTS IN SUBS                 $26,576  $26,479  $29,456  $31,364  $33,580  $  33,558
PREMISES & FIXED ASSETS             $     0  $     0  $     0  $     0  $     0  $       0
OTHER ASSETS                        $     0  $     0  $     0  $     0  $     0  $       0
                                    -------  -------  -------  -------  -------  ---------
TOTAL ASSETS                        $26,578  $26,481  $29,458  $31,366  $33,582  $  33,560
                                    =======  =======  =======  =======  =======  =========

TOTAL DEPOSITS                      $     0  $     0  $     0  $     0  $     0  $       0
FED FUNDS & REPOS                   $     0  $     0  $     0  $     0  $     0  $       0
OTHER BORROWINGS                    $     0  $     0  $     0  $     0  $ 3,060  $   2,720
OTHER LIABILITIES                   $    13  $    27  $    42  $    11  $    22  $      11
                                    -------  -------  -------  -------  -------  ---------
TOTAL LIABILITIES                   $    13  $    27  $    42  $    11  $ 3,082  $   2,731

COMMON STOCK                        $ 5,932  $ 5,932  $ 5,933  $ 5,933  $ 5,592  $   5,592
SURPLUS                             $ 8,634  $ 8,634  $ 8,634  $ 8,634  $ 8,634  $   8,634
RETAINED EARNINGS                   $11,091  $10,275  $12,595  $14,622  $13,491  $  14,610
OTHER COMPREHENSIVE INCOME          $   908  $ 1,613  $ 2,254  $ 2,166  $ 2,783  $   1,993
OTHER EQUITY CAPITAL COMPONENTS     $     0  $     0  $     0  $     0  $     0  $       0
                                    -------  -------  -------  -------  -------  ---------
TOTAL EQUITY                        $26,565  $26,454  $29,416  $31,355  $30,500  $  30,829

TOTAL LIABILITIES & EQUITY          $26,578  $26,481  $29,458  $31,366  $33,582  $  33,560
                                    =======  =======  =======  =======  =======  =========

INCOME STATEMENT

                                     2000Y    2001Y    2002Y    2003Y    2004Y   YTD 06/05
                                    -------  -------  -------  -------  -------  ---------
INCOME FROM BANK SUBS
DIVIDEND INCOME                      $1,234  $ 4,331  $ 1,495  $ 1,649   $2,086   $  1,077
INTEREST INCOME                      $    0  $     0  $     0  $     0   $    0   $      0
MGMT & SERVICE FEES                  $    0  $     0  $     0  $     0   $    0   $      0
OTHER INCOME                         $    0  $     0  $     0  $     0   $    0   $      0
                                     ------  -------  -------  -------   ------   --------
TOTAL OPERATING INCOME               $1,234  $ 4,331  $ 1,495  $ 1,649   $2,086   $  1,077

SALARY EXPENSE                       $    0  $     0  $     0  $     0   $    0   $      0
INTEREST EXPENSE                     $    0  $     0  $     0  $     0   $   63   $     62
PROVISION FOR LOAN LOSSES            $    0  $     0  $     0  $     0   $    0   $      0
ALL OTHER EXPENSES                   $   21  $     0  $     0  $     0   $   32   $      0
                                     ------  -------  -------  -------   ------   --------
TOTAL OPERATING EXPENSE              $   21  $     0  $     0  $     0   $   95   $     62

INCOME BEFORE TAX & UNDISTR INCOME   $1,213  $ 4,331  $ 1,495  $ 1,649   $1,991   $  1,015
INCOME TAXES                        -$    8  $     0  $     0  $     0  -$   32  -$     21
EXTRAORDINARY ITEMS - NET            $    0  $     0  $     0  $     0   $    0   $      0
                                     ------  -------  -------  -------   ------   --------
INCOME BEFORE UNDISTR INCOME         $1,221  $ 4,331  $ 1,495  $ 1,649   $2,023   $  1,036

EQUITY IN UNDISTR INCOME BANKS       $2,080  $  (816) $ 2,321  $ 2,002   $1,599   $    710

NET INCOME                           $3,301  $ 3,515  $ 3,816  $ 3,651   $3,622   $  1,746
                                     ======  =======  =======  =======   ======   ========

TOTAL DIVIDENDS                      $1,234  $ 4,331  $ 1,495  $ 1,649   $1,662   $    626

                                                          Austin Associates, LLC

TABLE 2.1
COUNTY BANK CORP
DISCOUNTED CASH FLOW VALUE - PROJECTED PERFORMANCE  ($000)

                               ACTUAL LTM                    PROJECTED 12-MONTH PERIOD ENDING:
                               30-JUN-05     30-JUN-06     30-JUN-07     30-JUN-08     30-JUN-09     30-JUN-10
                               ---------    -----------   -----------   -----------   -----------   -----------
BALANCE SHEET GROWTH:

Total Assets                   $ 255,228    $   262,885   $   270,771   $   278,895   $   287,261   $   295,879
ASSET GROWTH                         1.5%           3.0%          3.0%          3.0%          3.0%          3.0%
AVERAGE ASSETS                 $ 252,769    $   259,056   $   266,828   $   274,833   $   283,078   $   291,570

INCOME STATEMENT PROJECTIONS:

NET INTEREST INCOME            $   9,899    $    10,145   $    10,450   $    10,763   $    11,086   $    11,419
NONINTEREST INCOME             $   2,967    $     3,005   $     3,069   $     3,161   $     3,255   $     3,353
NONINTEREST EXPENSE            $   8,126    $     8,289   $     8,524   $     8,766   $     9,015   $     9,271
  SALARIES                     $   5,181    $     5,310   $     5,469   $     5,633   $     5,802   $     5,976
  OCCUPANCY                    $   1,022    $     1,036   $     1,054   $     1,072   $     1,090   $     1,108
  OTHER EXPENSES               $   1,923    $     1,943   $     2,001   $     2,061   $     2,123   $     2,187
PROVISION                      $       0    $        26   $        53   $        82   $       113   $       146
SECURITIES GAINS               $       7    $         0   $         0   $         0   $         0   $         0
PRE-TAX INCOME                 $   4,747    $     4,835   $     4,940   $     5,075   $     5,213   $     5,355
APPLICABLE TAXES(1)            $   1,109    $     1,122   $     1,147   $     1,178   $     1,210   $     1,243
EXTRAORDINARY ITEMS            $       0    $         0   $         0   $         0   $         0   $         0
NET INCOME                     $   3,638    $     3,713   $     3,794   $     3,897   $     4,003   $     4,112
% CHANGE                                            2.1%          2.2%          2.7%          2.7%          2.7%

INCOME STATEMENT RATIOS:

NET INTEREST INCOME                 3.92%          3.92%         3.92%         3.92%         3.92%         3.92%
NET INTEREST INCOME  (TE)           4.12%          4.12%         4.12%         4.12%         4.12%         4.12%
NONINTEREST INCOME                  1.17%          1.16%         1.15%         1.15%         1.15%         1.15%
NONINTEREST EXPENSE                 3.21%          3.20%         3.19%         3.19%         3.18%         3.18%
  SALARIES                          2.05%          2.05%         2.05%         2.05%         2.05%         2.05%
  OCCUPANCY                         0.40%          0.40%         0.40%         0.39%         0.39%         0.38%
  OTHER EXPENSES                    0.76%          0.75%         0.75%         0.75%         0.75%         0.75%
PROVISION                           0.00%          0.01%         0.02%         0.03%         0.04%         0.05%
SECURITIES GAINS                    0.00%          0.00%         0.00%         0.00%         0.00%         0.00%
PRE-TAX INCOME                      1.88%          1.87%         1.85%         1.85%         1.84%         1.84%
APPLICABLE TAXES (1)                0.44%          0.43%         0.43%         0.43%         0.43%         0.43%
EXTRAORDINARY ITEMS                 0.00%          0.00%         0.00%         0.00%         0.00%         0.00%
NET INCOME                          1.44%          1.43%         1.42%         1.42%         1.41%         1.41%

FOOTNOTE:

(1)BASED ON EFFECTIVE TAX
   RATE OF:                        23.21%
   AND TAX EXEMPT INCOME OF:   $   1,470    $     1,507   $     1,552   $     1,598   $     1,646   $     1,696

Note: Net Interest Income (TE) based on 35% marginal tax rate.

                                                          Austin Associates, LLC

TABLE 2.2
COUNTY BANK CORP
DISCOUNTED CASH FLOW VALUE - INPUT AND RESULTS  ($000)

                                 INPUT VARIABLES

DATE OF VALUATION                        30-Jun-05
SHARES OUTSTANDING                        1,118,315
TOTAL ASSETS                             $  255,228
TOTAL EQUITY CAPITAL EXCLUDING FASB 115  $   28,836
REQUIRED EQUITY TO ASSETS RATIO                7.50%
  CURRENT RATIO:                              11.30%
AFTER-TAX RETURN ON EXCESS CAPITAL            2.500%
DISCOUNT RATE                                12.000%

                           RESULTS OF INPUT VARIABLES

REQUIRED EQUITY CAPITAL                  $   18,356
EXCESS CAPITAL                           $   10,480
EARNINGS ON EXCESS CAPITAL               $      262
PROJECTED PERIOD 1 NET INCOME            $    3,713
ADJUSTED PERIOD 1 NET INCOME             $    3,451
ADJUSTED TOTAL ASSETS                    $  244,748

                ADJUSTMENTS TO NET INCOME BASED ON EXCESS CAPITAL

        EXCESS CAPITAL  PROJECTED   ADJUSTMENTS TO   ADJUSTED
PERIOD   (CASH FLOW)    NET INCOME    NET INCOME    NET INCOME
------  --------------  ----------  --------------  ----------
ACTUAL  $       10,480
     1  $        2,900  $    3,713  $          262  $    3,451
     2  $        2,964  $    3,794  $          262  $    3,532
     3  $        3,051  $    3,897  $          262  $    3,635
     4  $        3,139  $    4,003  $          262  $    3,741
     5  $        3,230  $    4,112  $          262  $    3,850

                       DISCOUNTED CASH FLOW VALUE RESULTS

PERIOD FIVE ADJUSTED NET INCOME      $  3,850
CAPITALIZATION RATE                      9.00%
RESIDUAL VALUE                       $ 42,776
RESIDUAL VALUE AS A % OF BOOK VALUE    201.02%

PRESENT VALUE OF RESIDUAL VALUE      $ 24,272
PRESENT VALUE OF CASH FLOW           $ 21,984
                                     --------
AGGREGATE PRESENT VALUE              $ 46,257

PER SHARE VALUE                      $  41.36
AS A % OF EQUITY                          150%
AS A MULTIPLE OF PERIOD 1 EARNINGS       12.5

                                                          Austin Associates, LLC

TABLE 2.3
COUNTY BANK CORP
DISCOUNTED CASH FLOW VALUE - OTHER ADJUSTMENTS

                                                  30-JUN-05
                                                  ---------
PRE-ADJUSTMENT VALUE
    Indication of Value                           $   41.36

ADJUSTMENTS
    Effect of Stock Options on a Per Share Basis  $    0.00

DCF VALUE RESULTS AFTER ADJUSTMENTS
    INDICATION OF VALUE                           $   41.36
    % OF BOOK VALUE                                     150%
    % OF TANGIBLE BOOK VALUE                            152%
    MULTIPLE OF LTM EPS                                12.7

                                                          Austin Associates, LLC

TABLE 3.1
COUNTY BANK CORP
NET ASSET VALUE - SUMMARY

                                                        PREMIUM               ADJUSTMENT
                                                       (DISCOUNT)  30-JUN-05    SOURCE
                                                       ---------   ---------  ----------
STATED BOOK VALUE ($000)                                           $  30,829

  ADJUSTMENTS
  Securities (Held-to-Maturity)                         $     598                FRY-9C
  Loans and Leases (Yield Basis Adjustment)             $     116                Table 3.2
  Credit Quality Adjustment                             $       0
  Premises and Fixed Assets                             $       0
  Other Real Estate Owned                              ($      34)               Table 3.3
  Intangible Assets (Excluding MSRs)                    $       0
  Other Assets (FASB 115 Deferred Tax Asset)            $       0
  Time Deposits                                         $     131                Table 3.4
  Borrowings                                            $       0
  Other Liabilities (FASB 115 Deferred Tax Liability)   $       0
                                                       ----------

  TOTAL BALANCE SHEET ADJUSTMENTS                       $     811

  ADDITIONAL ADJUSTMENTS
  Core Deposit Value                                    $   6,465                Table 3.5
  Other Adjustments                                     $       0
                                                       ----------
  TOTAL ADDITIONAL ADJUSTMENTS                          $   6,465

  TOTAL ADJUSTMENTS                                                $   7,276
                                                                   ---------

NET ASSET VALUE                                                    $  38,105
PER SHARE                                                          $   34.07
NET ASSET VALUE/STATED BOOK VALUE                                        124%

                                                          Austin Associates, LLC

TABLE 3.2
COUNTY BANK CORP
NET ASSET VALUE - LOAN PORTFOLIO VALUATION SUMMARY ($000)

                                                                 PREMIUM
                     STATED BOOK VALUE       MARKET VALUE       (DISCOUNT)
                     -----------------       ------------       ----------
TOTALS                   $173,572              $173,688            $116

                                                                 TOTAL LOANS
                                                                 -----------
STATED BOOK VALUE                                                $   173,572
ESTIMATED AVERAGE REPRICING PERIOD (YEARS)                              2.36
ESTIMATED AVERAGE MATURITY PERIOD  (YEARS)                              4.71
BANK YIELD ON TOTAL LOANS (1)                                           6.46%
MARKET YIELD ON TOTAL LOANS (2)                                         6.40%
DISCOUNT RATE                                                          12.00%
PROJECTED MONTHLY CASH FLOW @ BANK YIELD (3)                     $     3,567
PROJECTED MONTHLY CASH FLOW @ MARKET YIELD (3)                   $     3,563
ACTUAL VS. MARKET CASH FLOW PER MONTH                            $         5
PRESENT VALUE OF POSITIVE (NEGATIVE) CASH FLOW                   $       116
MARKET VALUE OF TERM LOAN CATEGORY                               $   173,688
                                                                 -----------

                  ACTUAL VS. MARKET        PRESENT VALUE OF ACTUAL
                 CASH FLOW PER YEAR         VS. MARKET CASH FLOW
YEAR          DURING REPRICING PERIOD      DURING REPRICING PERIOD
----          -----------------------      -----------------------
  1                    $ 57                        $ 54
  2                    $ 57                        $ 48
  3                    $ 20                        $ 15
  4                    $  0                        $  0
  5                    $  0                        $  0
  6                    $  0                        $  0
  7                    $  0                        $  0

(1) BASED ON 06/30/05 CALL REPORT DATA AND INTERNAL REPORTS.

(2) BASED ON NATIONAL AVERAGES FROM BanxQuote.com.

(3) ORDINARY ANNUITY CALCULATION UTILIZING THE AVERAGE MATURITY PERIOD.

                                                          Austin Associates, LLC

TABLE 3.3
COUNTY BANK CORP
NET ASSET VALUE - DISCOUNT TO OTHER REAL ESTATE ($000)

BANK MANAGEMENT'S ESTIMATE OF LOSS

                                       AGGREGATE            MANAGEMENT'S
TYPE OF ASSET                        DOLLAR AMOUNT        ESTIMATE OF LOSS
-----------------                    -------------        ----------------
OTHER REAL ESTATE                       $  340                  $   0
                                        ------                  -----
      TOTALS                            $  340                  $   0
                                        ------                  -----

AUSTIN ASSOCIATES' ADDITIONAL DISCOUNTS

                                       AGGREGATE            DISCOUNT           DISCOUNT
TYPE OF ASSET                        DOLLAR AMOUNT          (PERCENT)          (DOLLARS)
---------------------                -------------          ---------          --------
OTHER REAL ESTATE                       $   340               10.00%             $  34
                                        -------               -----              -----

      TOTALS                            $   340                                  $  34
                                        -------                                  -----

      TOTAL DISCOUNT                    $    34
                                        =======

                                                          Austin Associates, LLC

TABLE 3.4
COUNTY BANK CORP
NET ASSET VALUE - CERTIFICATES OF DEPOSIT VALUATION SUMMARY ($000)

                                                                  PREMIUM
DEPOSIT TYPE                  STATED BOOK VALUE   MARKET VALUE   (DISCOUNT)
----------------              -----------------   ------------   ----------
JUMBO C.D.s                      $     16,336       $ 16,355     ($   19)

ALL OTHER C.D.s                  $     41,963       $ 41,813      $  150
                                 ------------       --------      ------

TOTALS                           $     58,299       $ 58,168      $  131


NOTE: THE MARKET VALUE FOR DEPOSIT LIABILITIES WILL BE LESS THAN BOOK VALUE WHEN THE MARKET INTEREST RATE EXCEEDS THE BANK INTEREST RATE.

                                                            JUMBO C.D.s   ALL OTHER C.D.s
                                                            -----------   ---------------
STATED BOOK VALUE                                            $   16,336     $    41,963
ESTIMATED AVERAGE MATURITY (YEARS)                                 1.45            1.45
BANK RATE (1)                                                      3.14%           2.68%
MARKET RATE (1)                                                    3.05%           2.95%
DISCOUNT RATE                                                     12.00%          12.00%
PROJECTED ANNUAL INTEREST - BANK RATES (2)                   $      513     $     1,125
PROJECTED ANNUAL INTEREST - MARKET RATES (2)                 $      498     $     1,238
ACTUAL VS. MARKET INTEREST PAID                             ($       14)    $       113
PRESENT VALUE OF POSITIVE (NEGATIVE) CASH FLOW              ($       19)    $       150
MARKET VALUE OF CD CATEGORY                                  $   16,355     $    41,813
                                                            -----------     -----------

              ACTUAL VS. MARKET ANNUAL INTEREST PAID    PRESENT VALUE OF ACTUAL VS. MARKET INTEREST PAID
              --------------------------------------    ------------------------------------------------
YEAR          JUMBO C.D.s            ALL OTHER C.D.s    JUMBO C.D.s                      ALL OTHER C.D.s
----          -----------            ---------------    -----------                      ---------------
  1            ($  14)                    $ 113           ($  14)                             $ 107
  2            ($   6)                    $  51           ($   5)                             $  43
  3             $   0                     $   0            $   0                              $   0
  4             $   0                     $   0            $   0                              $   0
  5             $   0                     $   0            $   0                              $   0

(1) BANK RATES CALCULATED FROM INTERNAL REPORTS AND 06/30/05 CALL REPORT; MARKET RATES ARE ESTIMATED BASED ON NATIONAL AVERAGES FROM BanxQuote.com.

(2)   ASSUMES SIMPLE INTEREST PAID ANNUALLY.

                                                         Austin Associates, LLC

TABLE 3.5
COUNTY BANK CORP
NET ASSET VALUE - CORE DEPOSIT VALUE ($000)

                                                   MONEY
                              DEMAND     N.O.W.    MARKET   SAVINGS
                             DEPOSITS   DEPOSITS  DEPOSITS  DEPOSITS
                             --------  ---------  --------  --------
TOTAL BALANCE                $ 39,226  $  68,078  $ 20,753  $ 32,859
INVESTABLE BALANCE (1)          83.19%     86.72%    99.43%    99.33%

INVESTED                     $ 32,632  $  59,037  $ 20,635  $ 32,639
ASSUMED YIELD (2)                5.96%      5.96%     5.96%     5.96%

INCOME                       $  1,945  $   3,519  $  1,230  $  1,945
SERVICE CHARGE INCOME (2)    $  1,563  $       0  $      0  $      0

TOTAL INCOME                 $  3,508  $   3,519  $  1,230  $  1,945

OPERATING EXPENSE (1)           4.670%     2.600%    0.680%    1.980%
INTEREST EXPENSE (2)            0.000%     1.930%    1.190%    0.500%
  TOTAL EXPENSE                 4.670%     4.530%    1.870%    2.480%

EXPENSES                     $  1,832  $   3,084  $    388  $    815

BEFORE TAX INCOME            $  1,676  $     435  $    842  $  1,130
COMBINED TAX RATE                 40%         40%       40%       40%

AFTER TAX INCOME             $  1,006  $     261  $    505  $    678
                             --------  ---------  --------  --------

AGGREGATE INCOME                       $   2,450
                                       =========

                              DEPLETION SCHEDULE
-----------------------------------------------------------------------------
             BALANCE         AVERAGE      ESTIMATED       P.V.I.F.    PRESENT
PERIOD   BEG. OF PERIOD      BALANCE       INCOME          12.00%      VALUE
------   ---------------    ---------     ---------       --------    -------
   1        $ 160,916       $ 146,287      $ 2,227          0.9434    $ 2,101
   2        $ 131,659       $ 118,493      $ 1,804          0.8396    $ 1,515
   3        $ 105,327       $  93,624      $ 1,425          0.7473    $ 1,065
   4        $  81,921       $  71,681      $ 1,091          0.6651    $   726
   5        $  61,441       $  52,663      $   802          0.5919    $   475
   6        $  43,886       $  36,572      $   557          0.5268    $   293
   7        $  29,257       $  23,406      $   356          0.4688    $   167
   8        $  17,554       $  13,166      $   200          0.4173    $    84
   9        $   8,777       $   5,851      $    89          0.3714    $    33
  10        $   2,926       $   1,463      $    22          0.3305    $     7
  11        $       0       $       0      $     0          0.2942    $     0
                                                                      -------
            ESTIMATED VALUE OF CORE DEPOSIT ACCOUNTS                  $ 6,465

            ESTIMATED VALUE AS PERCENT OF CORE DEPOSITS                  4.02%
                                                                      -------

(1) CALCULATION BASED ON THE FEDERAL RESERVE'S FUNCTIONAL COST AND PROFIT ANALYSIS.

(2)   BASED ON 06/30/05 CALL REPORT DATA AND INTERNAL REPORTS.

                                                          Austin Associates, LLC

TABLE 3.6
COUNTY BANK CORP
NET ASSET VALUE - OTHER ADJUSTMENTS

                                                    30-JUN-05
                                                    ---------
PRE-ADJUSTMENT VALUE

    Indication of Value                             $   34.07

ADJUSTMENTS

    Effect of Stock Options on a Per Share Basis    $    0.00

NET ASSET VALUE RESULTS AFTER ADJUSTMENTS
    INDICATION OF VALUE                             $   34.07
    % OF BOOK VALUE                                       124%
    % OF TANGIBLE BOOK VALUE                              125%
    MULTIPLE OF LTM EPS                                  10.5

                                                          Austin Associates, LLC

TABLE 4.1
NATIONAL BANK SUMMARY STATISTICS
MINORITY SHARE PRICING AS OF 06/30/05*

                                                 TANGIBLE   LTM     LTM    AVERAGE   AVERAGE
                             #         TOTAL     EQUITY/    CORE   CORE    PRICE/     PRICE/   PRICE/LTM
                          INCLUDED     ASSETS     ASSETS    ROAA   ROAE     BOOK     TG BOOK   CORE EPS
                          --------  -----------  --------   ----   -----   -------   -------   ---------
BY ASSETS
< 5.0 Billion                 95    $13,592,675      6.42%  1.32%  14.97%      233%      327%       16.2
1-5 Billion                  168    $ 1,753,813      6.97%  1.15%  13.12%      219%      268%       17.2
500 Million - 1 Billion      175    $   664,160      8.05%  1.02%  11.87%      201%      221%       16.5
300 - 500 Million            169    $   388,382      8.14%  0.96%  11.00%      188%      200%       18.0
100 - 300 Million            312    $   184,312      8.90%  0.84%   9.22%      178%      181%       19.5
< 100 Million                102    $    61,769     13.02%  0.26%   1.86%      151%      153%       27.6

BY LTM CORE ROAE
< 15%                        168    $ 1,370,431      6.94%  1.40%  16.93%      265%      306%       16.2
10 - 15%                     384    $   517,362      7.83%  1.08%  12.33%      202%      233%       16.5
5 - 10%                      302    $   284,409      8.73%  0.77%   8.24%      158%      175%       19.9
< 5%                         122    $   119,173     10.35%  0.19%   1.71%      158%      169%       37.7

BY REGION
Mid Atlantic                 243    $   334,242      8.61%  0.96%  10.29%      188%      213%       16.9
Midwest                      210    $   620,606      7.90%  0.95%  10.41%      180%      204%       16.4
New England                   54    $   391,945      7.60%  0.92%  10.64%      190%      230%       16.4
Southeast                    276    $   353,325      8.05%  0.90%  10.05%      191%      212%       17.9
Southwest                     42    $   999,914      7.26%  0.99%  11.43%      188%      244%       17.8
West                         197    $   331,243      8.34%  1.11%  12.20%      234%      259%       18.7

                          STOCK PRICE TO TANGIBLE BOOK
                             BASED ON LTM CORE ROAE

                                  [BAR CHART]

< 5%              169%
5 - 10%           175%
10 - 15%          233%
> 15%             306%

                          STOCK PRICE TO LTM CORE EPS
                             BASED ON LTM CORE ROAE

                                  [BAR CHART]

< 5%              37.7
5 - 10%           19.9
10 - 15%          16.5
> 15%             16.2

*Excludes M&A targets and based on median statistics unless noted.

                                                         Austin Associates, LLC

TABLE 4.2
SELECTIVE PUBLICLY TRADED BANKS IN THE MIDWEST
WITH ASSETS BETWEEN $200 MILLION - $350 MILLION

ADDITIONAL CRITERIA:
LTM CORE ROAE BETWEEN 8.0% - 16.0%

FINANCIAL PERFORMANCE

                                                                  MRQ        MRQ         LTM      LTM     LTM       LTM       MRQ
                                                                 TOTAL    TG EQUITY/   CORE EPS   CORE   CORE    EFFICIENCY   NPAs/
                                                                 ASSETS   TG ASSETS     GROWTH    ROAA   ROAE      RATIO     ASSETS
         COMPANY NAME                CITY             ST         ($000)      (%)         (%)       (%)    (%)       (%)       (%)
-------------------------------   -----------  ---------------  --------  ----------   --------   ----   -----   ----------  ------
 1 Citizens National Corp         Paintsville         KY        $343,172        7.48%        NA   0.97%  11.71%       66.91%   0.17%
 2 F.S. Bancorp                   LaGrange            IN        $334,316        9.20%      -0.6%  1.17%  12.60%       59.16%   0.15%
 3 Southern Michigan Bancorp      Coldwater           MI        $312,136        7.65%      12.8%  1.14%  13.38%       69.86%   1.30%
 4 Middlefield Banc Corp.         Middlefield         OH        $298,563        8.39%      18.2%  1.17%  13.82%       59.59%   0.70%
 5 Killbuck Bancshares Inc.       Killbuck            OH        $287,847       12.12%       9.7%  1.21%  10.13%       61.30%   0.33%
 6 First Ottawa Bancshares        Ottawa              IL        $283,767        6.81%       6.4%  0.80%   9.92%       69.14%   0.31%
 7 CITBA Financial Corp.          Mooresville         IN        $283,052       10.45%        NA   1.22%  10.98%       68.05%   0.83%
 8 Pontiac Bancorp                Pontiac             IL        $275,783       15.34%        NA   1.56%  10.55%       37.39%   1.79%
 9 Commercial National Financial  Ithaca              MI        $267,704        5.50%      30.0%  1.05%  10.65%       63.57%   0.63%
10 CNB Corp.                      Cheboygan           MI        $254,105        9.51%     -18.4%  1.15%  12.05%       63.17%   0.38%
11 HCB Financial Corp.            Hastings            MI        $239,416       10.86%        NA   0.88%   8.19%       64.50%   0.04%
12 ChoiceOne Financial Services   Sparta              MI        $235,397        8.87%     -11.3%  0.80%   8.71%       68.47%   0.94%
13 Century Financial Corp.        Coldwater           MI        $230,484       12.08%        NA   1.32%  10.77%       61.68%   0.56%
14 ICNB Financial Corp            Ionia               MI        $228,592        9.73%      -2.0%  0.86%   8.83%       69.90%   1.77%
15 Eastern Michigan Fncl. Corp.   Croswell            MI        $228,061        8.95%      33.3%  1.01%  11.26%       61.37%   1.41%
16 Minster Bank                   Minster             OH        $216,869          NA         NA   0.93%   9.78%       67.44%     NA

                                                       AVERAGE  $269,954        9.53%       7.8%  1.08%  10.83%       63.22%   0.75%
                                                        MEDIAN  $271,744        9.20%       8.0%  1.10%  10.71%       64.04%   0.63%

                                               25th PERCENTILE  $234,169        8.02%      -1.6%  0.92%   9.89%       61.35%   0.32%
                                               75th PERCENTILE  $290,526       10.66%      16.8%  1.18%  11.80%       68.16%   1.12%

COUNTY BANK CORP (1)                                            $255,228       11.95%      10.5%  1.44%  12.04%       63.16%   0.44%

(1) Financial performance based on stated net income of $3.6 million for the last twelve month period ending 06/30/2005.

STOCK PERFORMANCE

                                                                        1-YEAR                       PRICE/   1-YEAR
                                                         06/30/05       PRICE    PRICE/    PRICE/     LTM     AVERAGE   MONTHLY
                                                          CLOSING       CHANGE    BOOK    TG BOOK   CORE EPS  MONTHLY   VOLUME
         COMPANY NAME              EXCHANGE   TICKER       PRICE         (%)       (%)      (%)       (x)     VOLUME   TO SHARES
--------------------------------  ----------  ------  ---------------   ------   ------   -------   --------  -------  ---------
 1 Citizens National Corp         OTC BB      CZNL    $         57.00      3.6%     103%      117%        NA   12,980       2.49%
 2 F.S. Bancorp                   Pink Sheet  FXLG    $         54.00     10.2%     197%      197%      16.1        -       0.00%
 3 Southern Michigan Bancorp      OTC BB      SOMC    $         25.30      5.4%     177%      182%      12.6   20,636       1.21%
 4 Middlefield Banc Corp.         Pink Sheet  MBCN    $         41.00     30.5%     208%      208%      15.8    1,056       0.08%
 5 Killbuck Bancshares Inc.       OTC BB      KLIB    $         94.00      1.1%     171%      178%      17.8        -       0.00%
 6 First Ottawa Bancshares        Pink Sheet  FOTB    $         69.00       NA      195%      236%      18.8        -       0.00%
 7 CITBA Financial Corp.          Pink Sheet  CBAF    $         48.00      2.1%     155%      155%        NA        -       0.00%
 8 Pontiac Bancorp                Pink Sheet  PONT    $        230.00     58.6%     119%      120%      11.8       88       0.04%
 9 Commercial National Financial  OTC BB      CEFC    $         10.75     -4.4%     241%      241%      16.5    4,840       0.15%
10 CNB Corp.                      OTC BB      CNBZ    $         47.38      0.0%     243%      243%      19.7        -       0.00%
11 HCB Financial Corp.            OTC BB      HCBN    $         31.00     -8.8%     121%      121%        NA    3,476       0.34%
12 ChoiceOne Financial Services   Pink Sheet  COFS    $         19.25     -2.6%     152%      152%      17.7   15,466       0.94%
13 Century Financial Corp.        OTC BB      CYFL    $         23.30      1.5%     152%      152%        NA   13,552       0.73%
14 ICNB Financial Corp            OTC BB      ICNB    $         24.00    -10.0%     118%      122%      13.5   13,486       1.19%
15 Eastern Michigan Fncl. Corp.   Pink Sheet  EFIN    $         23.75     -3.1%     134%      134%      12.0   12,650       1.10%
16 Minster Bank                   Pink Sheet  MSOH    $         42.00       NA      194%      194%        NA      286       0.03%

                                                              AVERAGE      6.0%     167%      172%      15.7    6,157       0.52%
                                                               MEDIAN      1.3%     163%      166%      16.1    2,266       0.11%

                                                      25th PERCENTILE     -2.9%     131%      131%      13.0        -       0.00%
                                                      75th PERCENTILE      5.0%     195%      200%      17.7   13,107       0.98%


                                                          Austin Associates, LLC

TABLE 4.3
SELECTIVE PUBLICLY TRADED BANKS IN THE NATION
WITH ASSETS BETWEEN $200 MILLION - $300 MILLION

ADDITIONAL CRITERIA:
LTM CORE ROAE BETWEEN 10.0% - 15.0% AND TG EQUITY/ASSETS BETWEEN 9.0% - 15.0%

FINANCIAL PERFORMANCE

                                                                    MRQ        MRQ        LTM     LTM   LTM       LTM       MRQ
                                                                   TOTAL    TG EQUITY/  CORE EPS  CORE  CORE   EFFICIENCY  NPAs/
                                                                   ASSETS   TG ASSETS    GROWTH   ROAA  ROAE     RATIO     ASSETS
         COMPANY NAME                 CITY               ST        ($000)      (%)         (%)    (%)    (%)      (%)       (%)
-------------------------------  --------------  ---------------  --------  ----------  --------  ----  -----  ----------  ------
 1 Killbuck Bancshares Inc.      Killbuck                OH       $287,847       12.12%      9.7% 1.21% 10.13%      61.30%   0.33%
 2 Iron & Glass Bancorp          Pittsburgh              PA       $284,389       10.96%       NA  1.09% 10.44%      50.74%   1.04%
 3 CITBA Financial Corp.         Mooresville             IN       $283,052       10.45%       NA  1.22% 10.98%      68.05%   0.83%
 4 Cornerstone Bancshares Inc.   Chattanooga             TN       $277,781        9.03%     29.0% 1.22% 13.93%      55.90%   0.10%
 5 Grayson Bankshares Inc.       Independence            VA       $273,553        9.68%     20.7% 1.15% 11.97%      61.07%   1.18%
 6 Citizens National Bancorp     Putnam                  CT       $261,145       12.13%       NA  1.57% 12.60%      49.19%   0.19%
 7 CNB Corp.                     Cheboygan               MI       $254,105        9.51%    -18.4% 1.15% 12.05%      63.17%   0.38%
 8 New Tripoli Bancorp Inc.      New Tripoli             PA       $243,134       13.37%       NA  1.49% 10.47%      42.80%   0.60%
 9 Parke Bancorp Inc.            Wash. Township          NJ       $238,705       10.00%     16.4% 1.36% 12.78%      40.75%   0.15%
10 BOE Financial Services of VA  Tappahannock            VA       $235,389       10.28%     16.4% 1.23% 12.02%      62.60%   0.13%
11 Century Financial Corp.       Coldwater               MI       $230,484       12.08%       NA  1.32% 10.77%      61.68%   0.56%
12 Sonoma Valley Bancorp         Sonoma                  CA       $226,788        9.18%      6.7% 1.39% 14.60%      59.12%   0.44%
13 Northwest Bancorp.            Spokane                 WA       $221,860        9.10%     16.4% 0.92% 10.35%      71.89%   0.56%
14 Bank of South Carolina Corp.  Charleston              SC       $219,570        9.20%      4.8% 1.02% 10.05%      67.74%   0.03%
15 Botetourt Bankshares Inc.     Buchanan                VA       $216,153        9.21%     20.1% 1.22% 13.51%      58.99%   0.79%
16 Old Forge Bank                Old Forge               PA       $215,401       13.04%       NA  1.58% 12.11%      44.54%   0.74%
17 Jonestown Bank and Trust      Jonestown               PA       $212,548        9.43%      1.5% 0.96% 10.28%      64.17%   0.25%
18 National Capital Bank         Washington              DC       $211,301       13.55%      8.6% 1.33% 10.13%      57.43%   0.00%

                                                         AVERAGE  $244,067       10.68%     11.0% 1.25% 11.62%      57.84%   0.46%
                                                          MEDIAN  $237,047       10.14%     13.0% 1.22% 11.48%      60.10%   0.41%

                                                 25th PERCENTILE  $220,143        9.27%      6.2% 1.15% 10.37%      52.03%   0.16%
                                                 75th PERCENTILE  $270,451       12.11%     17.3% 1.35% 12.48%      63.03%   0.71%

COUNTY BANK CORP (1)                                              $255,228       11.95%     10.5% 1.44% 12.04%      63.16%   0.44%

(1) Financial performance based on stated net income of $3.6 million for the last twelve month period ending 06/30/2005.

STOCK PERFORMANCE

                                                                      1-YEAR                    PRICE/    1-YEAR
                                                        06/30/05      PRICE   PRICE/  PRICE/     LTM      AVERAGE   MONTHLY
                                                        CLOSING       CHANGE   BOOK   TG BOOK  CORE EPS   MONTHLY   VOLUME
         COMPANY NAME            EXCHANGE    TICKER      PRICE         (%)      (%)     (%)       (x)     VOLUME   TO SHARES
-------------------------------  ----------  ------  ---------------  ------  ------  -------  --------   -------  ---------
 1 Killbuck Bancshares Inc.      OTC BB      KLIB    $         94.00     1.1%    171%     178%     17.8         -       0.00%
 2 Iron & Glass Bancorp          OTC BB      IRGB    $         61.00    48.2%    212%     218%       NA     4,818       0.43%
 3 CITBA Financial Corp.         Pink Sheet  CBAF    $         48.00     2.1%    155%     155%       NA         -       0.00%
 4 Cornerstone Bancshares Inc.   OTC BB      CSBQ    $         18.00    51.3%    200%     221%     18.4    28,270       0.94%
 5 Grayson Bankshares Inc.       Pink Sheet  GSON    $         30.00    -4.8%    195%     195%     16.7         -       0.00%
 6 Citizens National Bancorp     OTC BB      CTZR    $        106.00    63.0%    218%     218%       NA     1,122       0.17%
 7 CNB Corp.                     OTC BB      CNBZ    $         47.38     0.0%    243%     243%     19.7         -       0.00%
 8 New Tripoli Bancorp Inc.      Pink Sheet  NTBP    $        600.00     0.0%    135%     135%       NA         -       0.00%
 9 Parke Bancorp Inc.            NASDAQ      PKBK    $         15.25     6.4%    143%     143%     13.9    17,050       0.76%
10 BOE Financial Services of VA  NASDAQ      BSXT    $         32.00    22.4%    153%     158%     13.2     6,710       0.56%
11 Century Financial Corp.       OTC BB      CYFL    $         23.30     1.5%    152%     152%       NA    13,552       0.73%
12 Sonoma Valley Bancorp         OTC BB      SBNK    $         21.95    -1.7%    227%     227%     17.1    11,858       0.55%
13 Northwest Bancorp.            OTC BB      NBCT    $         15.55    18.7%    162%     162%     16.5     2,112       0.10%
14 Bank of South Carolina Corp.  NASDAQ      BKSC    $         14.52    18.3%    222%     222%     22.3    40,612       1.32%
15 Botetourt Bankshares Inc.     OTC BB      BORT    $         23.50     2.2%    146%     146%     11.3     1,232       0.10%
16 Old Forge Bank                Pink Sheet  OLDF    $         66.00     0.0%     NA       NA        NA         -         NA
17 Jonestown Bank and Trust      Pink Sheet  JNES    $         26.00     6.1%     NA       NA        NA     3,520       0.23%
18 National Capital Bank         OTC BB      NACB    $        425.00     0.0%    217%     217%     21.8         -       0.00%

                                                             AVERAGE    13.0%    184%     187%     17.2     7,270       0.35%
                                                              MEDIAN     2.2%    183%     186%     17.1     1,672       0.17%

                                                     25th PERCENTILE     0.0%    153%     154%     15.2         -       0.00%
                                                     75th PERCENTILE    18.6%    217%     219%     19.1    10,571       0.56%

                                                        Austin Associates, LLC

TABLE 4.4
GUIDELINE TRANSACTIONS
BASED ON MINORITY SHARE LEVEL

                                                         SELECTED
          PRICE/TANGIBLE BOOK VALUATION                  MULTIPLE    RESULTS
-------------------------------------------------        --------    -------
County Bank Corp Tangible Book Value (06/30/05)                      $ 27.22
Guideline Price/Tangible Book                                 185%

INDICATION OF VALUE--PRICE/TANGIBLE BOOK APPROACH                    $ 50.36

                                                         SELECTED
          PRICE/EARNINGS VALUATION                       MULTIPLE    RESULTS
--------------------------------------------             --------    -------
County Bank Corp LTM EPS (06/30/05)                                  $  3.25
Guideline Price/Earnings                                     16.0

INDICATION OF VALUE--PRICE/EARNINGS APPROACH                         $ 52.05

                                                          Austin Associates, LLC

TABLE 5.1
NATIONAL BANK SUMMARY STATISTICS
SALE OF CONTROL PRICING AS OF 06/30/04 - 06/30/05*

                                  TOTAL     TANGIBLE                  AVERAGE   AVERAGE
                                 ASSETS     EQUITY/    YTD    YTD     PRICE/    PRICE/    PRICE/
                           #     ($000)      ASSETS    ROAA   ROAE     BOOK     TG BOOK   LTM EPS
                          ---  -----------  --------   ----   -----   -------   -------   -------
DEALS BY SELLER'S ASSETS
> 5.0 Billion               3  $22,308,088      6.23%  1.36%  13.74%      223%      325%     17.8
1-5 Billion                 8  $ 1,461,661      7.25%  1.01%  12.38%      269%      306%     25.1
500 Million - 1 Billion    13  $   644,693      7.17%  0.94%  11.49%      267%      289%     23.4
300 - 500 Million          15  $   379,445      8.52%  0.99%  10.87%      270%      280%     24.5
100 - 300 Million          72  $   153,982      8.51%  0.88%   9.73%      238%      240%     22.5
< 100 Million              82  $    49,638      9.21%  0.67%   6.51%      183%      190%     19.7

DEALS BY SELLER'S ROAE
> 15%                      18  $   173,816      7.66%  1.45%  18.95%      305%      312%     18.3
10% - 15%                  69  $   150,883      8.06%  1.03%  11.92%      243%      256%     21.4
5% - 10%                   52  $   142,091      8.79%  0.73%   7.82%      219%      230%     25.9
< 5%                       53  $    68,678      9.24%  0.08%   0.84%      171%      176%     40.3

DEALS BY REGION
Mid Atlantic               14  $   422,018      8.06%  0.77%  10.19%      253%      261%     24.2
Midwest                    60  $    72,098      8.82%  0.68%   7.01%      182%      195%     19.7
New England                 6  $   219,662      8.49%  0.99%  11.65%      227%      276%     18.4
Southeast                  56  $   129,271      8.62%  0.80%   9.10%      241%      243%     26.9
Southwest                  29  $   113,300      7.68%  0.82%   9.02%      232%      251%     25.9
West                       30  $   125,653      9.24%  1.03%  12.12%      243%      244%     20.0

                          DEAL PRICE TO TANGIBLE BOOK
                             BASED ON SELLER'S ROAE

                                  [BAR CHART]

< 5%              176%
5 - 10%           230%
10 - 15%          256%
> 15%             312%

                          DEAL PRICE TO LTM CORE EPS
                             BASED ON SELLER'S ROAE

                                  [BAR CHART]

< 5%              40.3
5 - 10%           25.9
10 - 15%          21.4
> 15%             18.3

*Based on median statistics unless noted and excludes terminated deals and S-Corporation selling companies have been adjusted to C-Corporation status (including pricing multiples) using 35% tax rate.

                                                          Austin Associates, LLC

TABLE 5.2
SELECTIVE BANK SALE TRANSACTIONS IN THE MIDWEST
ANNOUNCED FROM 01/01/2004 - 06/30/2005

CRITERIA:
Assets between $150 Million - $500 Million
YTD ROAA > 0.0%
Complete Pricing Information Available
Excludes Terminated Deals

                                                                        SELLER FINANCIAL STATISTICS             DEAL STATISTICS
                                                                 -----------------------------------------  -----------------------
                                                                           TANGIBLE
                                                                  TOTAL    EQUITY/                                     DEAL   STOCK
                                                                  ASSETS   TANGIBLE   YTD    YTD    NPAS/   ANNOUNCE  VALUE    OR
            BUYER                        SELLER              ST   ($000)    ASSETS   ROAA    ROAE   ASSETS    DATE    ($MIL)  CASH
---------------------------------------------------------------  --------  --------  -----  ------  ------  --------  ------  -----
 1 Western Illinois Bancshares  Midwest Bk of Western IL     IL  $274,115    7.45%   0.49%   6.05%  0.32%   05/31/05  $30.0    Cash
 2 PrivateBancorp Inc.          Bloomfield Hills Bancorp     MI  $313,523    6.02%   1.12%  19.08%  0.00%   04/14/05  $64.0    Cash
 3 Exchange Natl Bancshares     Bank 10                      MO  $171,732    7.94%   1.15%  14.45%  0.14%   02/28/05  $33.4    Cash
 4 Princeton National Bancorp   Somonauk FSB Bancorp         IL  $206,478   11.68%   1.22%  11.89%  0.09%   02/22/05  $49.7   Mixed
 5 City Holding Co.             Classic Bancshares Inc.      KY  $339,866    8.52%   1.25%  11.79%  0.59%   12/29/04  $77.4   Mixed
 6 Sky Financial Group Inc.     Belmont Bancorp.             OH  $296,728   10.68%   0.89%   8.13%  0.63%   12/21/04  $68.9   Mixed
 7 Wintrust Financial Corp.     First Northwest Bancorp      IL  $236,334    5.34%   0.92%  16.81%  0.06%   11/17/04  $45.1   Mixed
 8 Wintrust Financial Corp.     Antioch Holding Co           IL  $438,197    7.52%   0.92%  10.87%  0.03%   10/15/04  $95.0    Cash
 9 Sky Financial Group Inc.     Prospect Bancshares          OH  $202,644    7.21%   1.01%  13.39%  0.17%   09/15/04  $46.9   Mixed
10 First Defiance Financial     Combanc Inc.                 OH  $208,813   10.87%   0.68%   6.21%    NA    08/04/04  $38.0   Mixed
11 Wintrust Financial Corp.     Town Bankshares Ltd          WI  $216,616    7.81%   0.75%   8.83%  2.01%   06/14/04  $41.4   Mixed
12 Wintrust Financial Corp.     Northview Financial Corp.    IL  $338,320    5.00%   0.59%  12.03%  0.52%   05/10/04  $47.8   Mixed
13 Metropolitan Bank Group      Citizens Bank Illinois NA    IL  $201,259    7.28%   0.91%  13.55%  1.58%   04/02/04  $26.3    Cash
14 Lincoln Bancorp              First Shares Bancorp Inc.    IN  $175,788    5.12%   0.44%   8.50%  0.66%   03/10/04  $37.3   Mixed
15 Independent Bank Corp.       Midwest Guaranty Bancorp     MI  $233,580    7.47%   0.98%  13.01%  0.65%   02/04/04  $43.0   Mixed
16 First Busey Corp.            First Capital Bankshares     IL  $217,125    6.33%   0.78%  12.43%  1.02%   01/05/04  $41.4    Cash
17 Forstrom Bancorporation      First St. Agency             MN  $176,621    4.94%   0.75%  15.72%  0.00%   01/01/04  $ 4.0    Debt

                                         AVERAGE                 $249,867    7.48%   0.87%  11.93%  0.53%
                                    25th PERCENTILE              $202,644    6.02%   0.75%   8.83%  0.08%
                                         MEDIAN                  $217,125    7.45%   0.91%  12.03%  0.42%
                                    75th PERCENTILE              $296,728    7.94%   1.01%  13.55%  0.65%

COUNTY BANK CORP (1)                                             $255,228   11.95%   1.44%  12.04%  0.44%

                                                                        DEAL VALUATION
                                                                 ----------------------------
                                                                  PRICE/    PRICE/    PREM
                                                                 TANGIBLE    LTM     TO CORE
            BUYER                        SELLER              ST    BOOK    EARNINGS  DEPOSITS
---------------------------------------------------------------  --------  --------  --------
 1 Western Illinois Bancshares  Midwest Bk of Western IL     IL    181%      20.4     10.1%
 2 PrivateBancorp Inc.          Bloomfield Hills Bancorp     MI    339%      19.5     35.0%
 3 Exchange Natl Bancshares     Bank 10                      MO    245%      17.8     16.8%
 4 Princeton National Bancorp   Somonauk FSB Bancorp         IL    206%      19.8     17.4%
 5 City Holding Co.             Classic Bancshares Inc.      KY    232%      17.9     24.1%
 6 Sky Financial Group Inc.     Belmont Bancorp.             OH    215%      27.9     17.4%
 7 Wintrust Financial Corp.     First Northwest Bancorp      IL    357%      22.6     19.6%
 8 Wintrust Financial Corp.     Antioch Holding Co           IL    289%      18.6     21.5%
 9 Sky Financial Group Inc.     Prospect Bancshares          OH    303%      30.0     19.3%
10 First Defiance Financial     Combanc Inc.                 OH    168%        NA      9.8%
11 Wintrust Financial Corp.     Town Bankshares Ltd          WI    245%      29.2     20.0%
12 Wintrust Financial Corp.     Northview Financial Corp.    IL    284%      24.1     15.2%
13 Metropolitan Bank Group      Citizens Bank Illinois NA    IL    179%      16.9      7.0%
14 Lincoln Bancorp              First Shares Bancorp Inc.    IN    255%      47.7     23.5%
15 Independent Bank Corp.       Midwest Guaranty Bancorp     MI    247%      19.7     16.2%
16 First Busey Corp.            First Capital Bankshares     IL    301%      23.9     34.6%
17 Forstrom Bancorporation      First St. Agency             MN     96%       3.9     -0.1%

                                         AVERAGE                   244%      22.5     18.1%
                                    25th PERCENTILE                206%      18.5     15.2%
                                         MEDIAN                    245%      20.1     17.4%
                                    75th PERCENTILE                289%      25.0     21.5%

(1) Financial performance based on stated net income of $3.6 million for the last twelve month period ending 06/30/2005.

Note: S-Corporation selling companies have been adjusted to C-Corporation status (including pricing multiples). Assumes 35% tax rate.

Source: All data from SNL Financial, LLC.

                                                          Austin Associates, LLC

TABLE 5.3
SELECTIVE BANK SALE TRANSACTIONS IN THE NATION
ANNOUNCED FROM 01/01/2004 - 06/30/2005

CRITERIA:
Assets between $150 Million - $500 Million
YTD ROAE 8.0% - 16.0%
Tg Equity/Assets > 8.0%
Complete Pricing Information Available
Excludes Terminated Deals

                                                                        SELLER FINANCIAL STATISTICS             DEAL STATISTICS
                                                                 -----------------------------------------  -----------------------
                                                                           TANGIBLE
                                                                  TOTAL    EQUITY/                                     DEAL   STOCK
                                                                  ASSETS   TANGIBLE   YTD    YTD    NPAs    ANNOUNCE  VALUE    OR
            BUYER                        SELLER              ST   ($000)    ASSETS   ROAA    ROAE   ASSETS    DATE    ($MIL)  CASH
---------------------------------------------------------------  --------  --------  -----  ------  ------  --------  ------  -----
 1 Community Bancorp            Bank of Commerce             NV  $155,678     9.40%  0.89%   9.54%  0.83%   05/19/05  $ 39.3  Mixed
 2 First Security Group Inc.    Jackson Bank & Trust         TN  $167,861    10.61%  1.05%  10.10%  0.42%   05/12/05  $ 33.1   Cash
 3 First Community Bancorp      First American Bank          CA  $244,750     8.44%  0.92%  10.57%  0.00%   04/28/05  $ 62.3   Cash
 4 Cullen/Frost Bankers Inc.    Horizon Capital Bank         TX  $380,030     8.96%  0.88%  10.31%  0.09%   04/19/05  $107.2  Mixed
 5 NewAlliance Bancshares       Cornerstone Bancorp Inc.     CT  $211,802    10.69%  1.11%  11.21%  0.28%   04/12/05  $ 47.9  Mixed
 6 First Citizens Bancorp.      Summit Financial Corp.       SC  $320,938    11.56%  1.36%  12.81%  0.23%   03/07/05  $110.0   Cash
 7 First National Security Co.  First Community Banking      AR  $375,809    11.83%  1.21%  10.23%  0.13%   03/01/05  $ 89.7   Cash
 8 Princeton National Bancorp   Somonauk FSB Bancorp Inc.    IL  $206,478    11.68%  1.22%  11.89%  0.09%   02/22/05  $ 49.7  Mixed
 9 Capital City Bank Group      First Alachua Banking        FL  $229,217    10.32%  1.08%  10.23%  1.12%   02/03/05  $ 58.2  Mixed
10 City Holding Co.             Classic Bancshares Inc.      KY  $339,866     8.52%  1.25%  11.79%  0.59%   12/29/04  $ 77.4  Mixed
11 Centennial Bank Holdings     First Mainstreet Financial   CO  $388,093    11.88%  0.99%   8.12%  0.46%   12/21/04  $105.0  Stock
12 Sky Financial Group Inc.     Belmont Bancorp.             OH  $296,728    10.68%  0.89%   8.13%  0.63%   12/21/04  $ 68.9  Mixed
13 Valley National Bancorp      Shrewsbury Bancorp           NJ  $424,588    14.44%  1.42%   9.93%    NA    12/02/04  $136.0  Mixed
14 South Financial Group Inc.   Pointe Financial Corp.       FL  $374,265     8.82%  0.92%   9.37%  0.03%   10/27/04  $103.7  Mixed
15 BancorpSouth Inc.            Business Holding Corp        LA  $160,363     8.00%  0.67%   8.21%  0.37%   09/17/04  $ 34.5  Mixed
16 Sterling Financial Corp.     Pennsylvania St Banking      PA  $191,586     8.03%  0.82%   9.93%  0.65%   06/14/04  $ 47.3  Mixed
17 Columbia Banking System      Bank of Astoria              OR  $151,377    10.22%  1.57%  15.90%  1.45%   06/07/04  $ 45.8  Mixed
18 Capital City Bank Group      Farmers & Merchants Bank     GA  $394,140    17.59%  1.93%  10.68%  1.36%   05/12/04  $ 66.7  Mixed
19 Whitney Holding Corp.        Madison Bancshares Inc.      FL  $197,429     8.14%  1.08%  13.59%  0.17%   03/19/04  $ 66.4  Mixed
20 Community Bank System        First Heritage Bank          PA  $287,999    10.29%  1.13%  11.08%  0.25%   01/06/04  $ 73.9  Stock

                                       AVERAGE                   $274,950    10.51%  1.12%  10.68%  0.48%
                                    25th PERCENTILE              $195,968     8.75%  0.91%   9.83%  0.15%
                                        MEDIAN                   $266,375    10.31%  1.08%  10.27%  0.37%
                                    75th PERCENTILE              $374,651    11.59%  1.23%  11.36%  0.64%
 COUNTY BANK CORP (1)                                            $255,228    11.95%  1.44%  12.04%  0.44%

                                                                        DEAL VALUATION
                                                                 ----------------------------
                                                                  PRICE/    PRICE/    PREM
                                                                 TANGIBLE    LTM     TO CORE
   BUYER                        SELLER                       ST    BOOK    EARNINGS  DEPOSITS
---------------------------------------------------------------  --------  --------  --------
 1 Community Bancorp            Bank of Commerce             NV    268%      29.4     21.6%
 2 First Security Group Inc.    Jackson Bank & Trust         TN    186%      19.2     13.2%
 3 First Community Bancorp      First American Bank          CA    302%      29.3     21.4%
 4 Cullen/Frost Bankers Inc.    Horizon Capital Bank         TX    315%      32.0     29.2%
 5 NewAlliance Bancshares       Cornerstone Bancorp Inc.     CT    193%      21.2     15.4%
 6 First Citizens Bancorp.      Summit Financial Corp.       SC    268%      24.7     37.9%
 7 First National Security Co.  First Community Banking      AR    202%      19.7     19.3%
 8 Princeton National Bancorp   Somonauk FSB Bancorp Inc.    IL    206%      19.8     17.4%
 9 Capital City Bank Group      First Alachua Banking        FL    247%      23.7     20.2%
10 City Holding Co.             Classic Bancshares Inc.      KY    232%      17.9     24.1%
11 Centennial Bank Holdings     First Mainstreet Financial   CO    229%      24.6     20.5%
12 Sky Financial Group Inc.     Belmont Bancorp.             OH    215%      27.9     17.4%
13 Valley National Bancorp      Shrewsbury Bancorp           NJ    213%      23.0     22.9%
14 South Financial Group Inc.   Pointe Financial Corp.       FL    316%      37.7     28.0%
15 BancorpSouth Inc.            Business Holding Corp        LA    245%      33.0     20.0%
16 Sterling Financial Corp.     Pennsylvania St Banking      PA    307%      32.2     22.2%
17 Columbia Banking System      Bank of Astoria              OR    296%      19.0     23.8%
18 Capital City Bank Group      Farmers & Merchants Bank     GA    222%       9.0     15.3%
19 Whitney Holding Corp.        Madison Bancshares Inc.      FL    381%      33.2     39.9%
20 Community Bank System        First Heritage Bank          PA    249%      23.1     22.2%

                                       AVERAGE                     255%      25.0     22.6%
                                    25th PERCENTILE                215%      19.8     18.9%
                                        MEDIAN                     246%      24.1     21.5%
                                    75th PERCENTILE                297%      30.1     23.8%

(1) Financial performance based on stated net income of $3.6 million for the last twelve month period ending 06/30/2005.

Note: S-Corporation selling companies have been adjusted to C-Corporation status (including pricing multiples). Assumes 35% tax rate.

Source: All data from SNL Financial, LLC.

                                                          Austin Associates, LLC

TABLE 5.4
CONTROL PREMIUMS
ALL BANK DEALS  (PUBLICLY TRADED BANKS)

                                     BEFORE ANNOUNCEMENT
                                     -------------------
                                     1 MONTH   3 MONTHS
                                     -------   ---------
YTD THROUGH 06/30/2005  (18 DEALS)

               Average                38.6%      35.7%
               Median                 29.9%      30.6%

2004         (49 DEALS)

               Average                37.9%      39.4%
               Median                 28.1%      26.8%

2003         (47 DEALS)

               Average                45.5%      55.2%
               Median                 37.8%      48.6%

2002         (29 DEALS)

               Average                55.2%      55.7%
               Median                 30.0%      39.7%

2001         (46 DEALS)

               Average                54.0%      57.2%
               Median                 42.1%      52.4%

2000         (52 DEALS)

               Average                42.9%      41.2%
               Median                 34.8%      39.6%

SELECTED CONTROL PREMIUM                         40.0%
IMPLIED MINORITY SHARE DISCOUNT (1)              28.6%

(1) Minority share discount equals(1-(1/1.40)) = 28.6%

Source: SNL Financial

                                                          Austin Associates, LLC

TABLE 5.5
GUIDELINE TRANSACTIONS
BASED ON SALE OF CONTROL WITH MINORITY SHARE DISCOUNT

                                                                    SELECTED
                                                                    MULTIPLE    RESULTS
                                                                    --------    -------
PRICE/TANGIBLE BOOK VALUATION

          County Bank Corp Tangible Book Value (06/30/05)                       $ 27.22
          Guideline Price/Tangible Book                                  250%
          Price/Tangible Book Sale Value                                        $ 68.06
          Minority Share Discount                                                  28.6%
                                                                                -------
          INDICATION OF VALUE--PRICE/TANGIBLE BOOK APPROACH                     $ 48.61
                                                                                -------
PRICE/EARNINGS VALUATION

          County Bank Corp LTM EPS (06/30/05)                                   $  3.25
          Guideline Price/Earnings                                      21.0
          Price/Earnings Sale Value                                             $ 68.32
          Minority Share Discount                                                  28.6%
                                                                                -------
          INDICATION OF VALUE--PRICE/EARNINGS APPROACH                          $ 48.80
                                                                                -------

TABLE 6.1
VALUATION OF
COUNTY BANK CORP
SUMMARY PRESENTATION

                                                                     INDICATION OF
                                                                    VALUE PER SHARE
                                                                    ---------------
VALUATION TECHNIQUE :

DISCOUNTED CASH FLOW VALUE TECHNIQUE                                         $41.36

NET ASSET VALUE APPROACH                                                     $34.07

GUIDELINE TRANSACTIONS -
     MINORITY SHARE TRADING

     PRICE TO TANGIBLE BOOK VALUE                                            $50.36

     PRICE TO EARNINGS MULTIPLE                                              $52.05

GUIDELINE TRANSACTIONS -
     CONTROL LEVEL VALUE WITH MINORITY DISCOUNT

     PRICE TO TANGIBLE BOOK VALUE                                            $48.61 (1)

     PRICE TO EARNINGS MULTIPLE                                              $48.80 (1)

MARKET PRICE                                                        $52.30 - $65.00 (2)

INDICATION OF VALUE (MARKETABLE MINORITY INTEREST)                           $50.00
MARKETABILITY DISCOUNT                                                            0%
FAIR MARKET VALUE                                                            $50.00
PRICE TO BOOK VALUE                                                             181%
PRICE TO TANGIBLE BOOK VALUE                                                    184%
PRICE TO LTM STATED EPS                                                        15.4

(1) Includes a 28.6% minority share discount.

(2) Based on range of 2005 trading prices.

INPUT VARIABLES:

SHARES OUTSTANDING                     1,118,315     BOOK VALUE PER SHARE        $27.57
LTM AVERAGE SHARES OUTSTANDING         1,118,315     TANGIBLE BVPS               $27.22
LTM STATED NET INCOME                 $3,638,000     LTM STATED EPS              $ 3.25

TABLE 7.1                       ELIMINATE SHAREHOLDERS WITH LESS THAN 500 SHARES
COUNTY BANK CORP                              06/30/05 PROFORMA CAPITAL ANALYSIS
GOING-PRIVATE SCENARIOS ($000)

                                                                          ELIMINATE SHAREHOLDERS < 500 SHARES
                                                                   -------------------------------------------------
                          REPURCHASE PRICE PER SHARE (RANGE)             $50.00            $52.50             $55.00
                                               % REPURCHASED               4.72%             4.72%              4.72%
                                     # OF SHARES REPURCHASED             52,776            52,776             52,776
                                        TOTAL REPURCHASE (1)             $2,724            $2,856             $2,988
                                      REMAINING SHAREHOLDERS                223               223                223
                   MULTIPLE OF YTD ANNUALIZED 06/30/2005 EPS               16.0              16.8               17.6
                                  % OF 06/30/2005 BOOK VALUE                181%              190%               200%

                                                         YTD 6/30/05              ELIMINATE SHAREHOLDERS < 500 SHARES
                                                                           -------------------------------------------------
ESTIMATED PRO FORMA                                           ACTUAL       06/30/05 PRO FORMA PERFORMANCE FROM GOING-PRIVATE
-------------------                                         --------       -------------------------------------------------
Total Assets                                                $255,228           $252,504          $252,372           $252,240
Average Assets                                              $253,167           $250,443          $250,311           $250,179
Average Assets for
 Capital Purposes                                           $253,553           $250,825          $250,693           $250,561

Equity Capital                                              $ 30,829           $ 28,105          $ 27,973           $ 27,841
Average Equity                                              $ 30,695           $ 28,038          $ 27,906           $ 27,774
Common Dividends                                            $    626           $    596          $    596           $    596
Dividend Payout Ratio                                           35.9%              32.7%             32.8%              32.8%
FASB 115                                                    $  1,993           $  1,993          $  1,993           $  1,993
Intangible Assets                                           $    384           $    384          $    384           $    384
Tier 1 Capital                                              $ 28,835           $ 26,112          $ 25,980           $ 25,848
LLR                                                         $  1,948           $  1,948          $  1,948           $  1,948
Tier 2 Capital                                              $  3,214           $  3,214          $  3,214           $  3,214
Risk-Based Assets                                           $181,606           $181,061          $181,035           $181,008
                                                            --------           --------          --------           --------
TIER 1 LEVERAGE RATIO                                          11.37%             10.41%            10.36%             10.32%
TIER 1 RISK-BASED RATIO                                        15.88%             14.42%            14.35%             14.28%
TOTAL RISK-BASED RATIO                                         17.65%             16.20%            16.13%             16.06%
                                                            --------           --------          --------           --------

(1) Includes $85,000 of estimated transaction costs.

TABLE 7.2                       ELIMINATE SHAREHOLDERS WITH LESS THAN 500 SHARES
COUNTY BANK CORP                                         FULL-YEAR 2005 PROFORMA
GOING-PRIVATE SCENARIOS ($000)

                                                                                        ELIMINATE SHAREHOLDERS < 500 SHARES
                                                                                     ------------------------------------------
                                         REPURCHASE PRICE PER SHARE (RANGE)          $    50.00      $    52.50      $    55.00
                                                              % REPURCHASED                4.72%           4.72%           4.72%
                                                    # OF SHARES REPURCHASED              52,776          52,776          52,776
                                                      TOTAL REPURCHASE (1)           $    2,724      $    2,856      $    2,988
                                                     REMAINING SHAREHOLDERS                 223             223             223
                                  MULTIPLE OF YTD ANNUALIZED 06/30/2005 EPS                16.0            16.8            17.6
                                                   % OF 06/30/05 BOOK VALUE                 181%            190%            200%

                                                 YTD 6/30/05        2005              ELIMINATE SHAREHOLDERS < 500 SHARES
                                                                                 ----------------------------------------------
ESTIMATED PRO FORMA                                ACTUAL         PROJECTED      2005 PRO FORMA PERFORMANCE FROM GOING-PRIVATE
-------------------                              -----------     ----------      ----------------------------------------------
Total Assets                                     $  255,228      $  268,000          $  265,276      $  265,144      $  265,012
Average Assets                                   $  253,167      $  261,614          $  258,890      $  258,758      $  258,626
Average Assets for Capital Purposes              $  253,553      $  262,013          $  259,285      $  259,153      $  259,021

Equity Capital                                   $   30,829      $   32,807          $   30,083      $   29,951      $   29,819
Average Equity                                   $   30,695      $   31,818          $   29,589      $   29,457      $   29,325
Common Dividends                                 $      626      $    1,722          $    1,641      $    1,641      $    1,641
Dividend Payout Ratio                                  35.9%           46.5%               44.5%           44.6%           44.6%
FASB 115                                         $    1,993      $    1,993          $    1,993      $    1,993      $    1,993
Intangible Assets                                $      384      $      384          $      384      $      384      $      384
Tier 1 Capital                                   $   28,835      $   30,814          $   28,090      $   27,958      $   27,826
LLR                                              $    1,948      $    2,000          $    2,000      $    2,000      $    2,000
Tier 2 Capital                                   $    3,214      $    3,266          $    3,266      $    3,266      $    3,266
Risk-Based Assets                                $  181,606      $  187,665          $  187,121      $  187,094      $  187,068
                                                 ----------      ----------          ----------      ----------      ----------
TIER 1 LEVERAGE RATIO                                 11.37%          11.76%              10.83%          10.79%          10.74%
TIER 1 RISK-BASED RATIO                               15.88%          16.42%              15.01%          14.94%          14.87%
TOTAL RISK-BASED RATIO                                17.65%          18.16%              16.76%          16.69%          16.62%
                                                 ----------      ----------          ----------      ----------      ----------

Return on Average Assets                               1.38%           1.41%               1.42%           1.42%           1.42%
Actual Net Income/Estimated Net Income (2,3)     $    1,746      $    3,700          $    3,684      $    3,681      $    3,679
   % Change from Baseline                                                                 -0.43%          -0.50%          -0.57%
                                                 ----------      ----------          ----------      ----------      ----------
RETURN ON AVERAGE EQUITY                              11.38%          11.63%              12.45%          12.50%          12.55%
                                                 ----------      ----------          ----------      ----------      ----------
Basis Point Change in ROAE                                                                   82              87              92

Earnings Per Share                               $     1.56      $     3.31          $     3.46      $     3.46      $     3.45
                                                 ----------      ----------          ----------      ----------      ----------
   % CHANGE FROM BASELINE                                                                  4.50%           4.43%           4.35%
                                                                                     ----------      ----------      ----------

Book Value Per Share                             $    27.57      $    29.34          $    28.23      $    28.11      $    27.99
   % Change from Baseline                                                                 -3.76%          -4.18%          -4.60%
                                                                                     ----------      ----------      ----------
   YEARS TO RECOVER BOOK DILUTION                                                           7.4             8.4             9.4
                                                                                     ----------      ----------      ----------

Dividends Per Share                              $     0.56      $     1.54          $     1.54      $     1.54      $     1.54

Estimated Shares Outstanding (End)                1,118,315       1,118,315           1,065,539       1,065,539       1,065,539
Estimated Average Shares (Diluted)                1,118,315       1,118,315           1,065,539       1,065,539       1,065,539
                                                 ----------      ----------          ----------      ----------      ----------
ESTIMATED INTERNAL RATE OF RETURN                                                          10.0%            9.6%            9.3%
                                                                                     ----------      ----------      ----------

(1)   Includes $85,000 of estimated transaction costs.

(2) 2005 net income based on budgeted net income of $3,700,000 and adjusted for estimated on-going SEC/SOX annual cost savings of $57,600 (pre-tax).

(3)   Opportunity Cost on Repurchase estimated at 3.00% pre-tax.

*     Calculations based on 34% tax rate.

EXHIBIT A
COUNTY BANK CORP
ECONOMIC AND DEMOGRAPHIC DATA

                                    2000           2005         % CHANGE          2010         % CHANGE
POPULATION                         CENSUS         CURRENT       2000-2005       PROJECTED      2005-2010
--------------------------------------------------------------------------------------------------------
Imlay City                            3,869          4,212         8.9%             4,472         6.2%

Lapeer                                9,072          9,598         5.8%             9,988         4.1%

Metamora                                507            516         1.8%               532         3.1%

North Branch                          1,027          1,005        -2.1%             1,034         2.9%

Lapeer County, MI                    87,904         93,141         6.0%            97,854         5.1%

State of Michigan                 9,938,444     10,310,273         3.7%        10,731,309         4.1%

2005 AGE STRATIFICATION           14 & Under    15 - 34    35 - 54    55 +      Total
----------------------------------------------------------------------------------------
Imlay City                           24%          30%        26%      21%          4,212

Lapeer                               20%          32%        30%      18%          9,598

Metamora                             21%          23%        33%      23%            516

North Branch                         23%          31%        26%      21%          1,005

Lapeer County, MI                    22%          24%        33%      21%         93,141

State of Michigan                    21%          27%        30%      23%     10,310,273

                                2000          2005         % CHANGE        2010        % CHANGE
HOUSEHOLDS                     CENSUS        CURRENT      2000-2005     PROJECTED      2005-2010
------------------------------------------------------------------------------------------------
Imlay City                        1,496         1,640        9.6%           1,754        7.0%

Lapeer                            3,443         3,675        6.7%           3,887        5.8%

Metamora                            188           197        4.8%             205        4.1%

North Branch                        403           400       -0.7%             415        3.8%

Lapeer County, MI                30,729        33,220        8.1%          35,343        6.4%

State of Michigan             3,785,661     3,980,867        5.2%       4,176,763        4.9%

2005 HH INCOME STRATIFICATION               $24k & Under    $25 - $50k    $50k +      Total
---------------------------------------------------------------------------------------------
Imlay City                                       35%           31%         34%          1,640

Lapeer                                           29%           33%         38%          3,675

Metamora                                         12%           20%         69%            197

North Branch                                     30%           28%         42%            400

Lapeer County, MI                                17%           26%         58%         33,220

State of Michigan                                23%           27%         50%      3,980,867

Note: Economic/Demographic data for Attica, MI not available.

                                                         Austin Associates, LLC

EXHIBIT A (CON'T)
COUNTY BANK CORP
ECONOMIC AND DEMOGRAPHIC DATA

                                                2000       2005        % CHANGE        2010       % CHANGE
AVERAGE HH INCOME                              CENSUS     CURRENT     2000-2005     PROJECTED     2005-2010
-----------------------------------------------------------------------------------------------------------
Imlay City                                    $40,669     $46,841       15.2%        $53,785        14.8%

Lapeer                                        $42,646     $48,328       13.3%        $55,191        14.2%

Metamora                                      $58,940     $80,066       35.8%        $89,897        12.3%

North Branch                                  $38,628     $50,360       30.4%        $56,759        12.7%

Lapeer County, MI                             $60,771     $68,464       12.7%        $77,754        13.6%

State of Michigan                             $57,400     $65,583       14.3%        $76,307        16.4%

                                                2000       2005        % CHANGE        2010       % CHANGE
MEDIAN HH INCOME                               CENSUS     CURRENT     2000-2005     PROJECTED     2005-2010
-----------------------------------------------------------------------------------------------------------
Imlay City                                    $31,832     $35,907       12.8%        $40,511        12.8%

Lapeer                                        $35,593     $39,743       11.7%        $44,402        11.7%

Metamora                                      $53,595     $70,068       30.7%        $76,963         9.8%

North Branch                                  $31,035     $40,304       29.9%        $45,286        12.4%

Lapeer County, MI                             $51,886     $57,298       10.4%        $62,975         9.9%

State of Michigan                             $44,683     $50,118       12.2%        $55,605        10.9%

                                                2000       2005        % CHANGE        2010       % CHANGE
PER CAPITA INCOME                              CENSUS     CURRENT     2000-2005     PROJECTED     2005-2010
-----------------------------------------------------------------------------------------------------------
Imlay City                                    $16,021     $18,544       15.7%        $21,413        15.5%

Lapeer                                        $16,608     $20,243       21.9%        $23,321        15.2%

Metamora                                      $19,548     $29,372       50.3%        $33,440        13.8%

North Branch                                  $15,782     $18,609       17.9%        $21,302        14.5%

Lapeer County, MI                             $21,462     $24,702       15.1%        $28,382        14.9%

State of Michigan                             $22,168     $25,633       15.6%        $30,029        17.1%

Note: Economic/Demographic data for Attica, MI not available.

                                                         Austin Associates, LLC

EXHIBIT B
COUNTY BANK CORP
DEPOSIT TREND ANALYSIS BY BRANCH

                                                                                                      JUN-04 MARKET SHARE
                                                                     DEPOSITS ($000)       JUN-99/    -------------------
                                                       DATE       ---------------------    JUN-04      CITY      COUNTY
  BRANCH ADDRESS       CITY           COUNTY   ST   ESTABLISHED    JUN-99      JUN-04      CAGR         (%)       (%)
-------------------------------------------------------------------------------------------------------------------------
1 83 W Nepessing St    Lapeer         Lapeer   MI    01/01/1902   $ 104,770   $ 121,728      3.0%      30.1%     16.0%

2 4515 Imlay City Rd   Attica         Lapeer   MI    06/27/1979   $  20,975   $  21,420      0.4%     100.0%      2.8%

3 637 S Main St        Lapeer         Lapeer   MI    11/02/1970   $  17,334   $  21,698      4.6%       5.4%      2.9%

4 5508 Davison Rd      Lapeer         Lapeer   MI    10/22/1965   $  13,402   $  16,630      4.4%       4.1%      2.2%

5 3414 S Lapeer Rd     Metamora       Lapeer   MI    03/01/1989   $  13,167   $  20,144      8.9%      36.4%      2.7%

6 6002-b N Lapeer Rd   North Branch   Lapeer   MI    05/30/1993   $   7,432   $   8,779      3.4%      23.5%      1.2%

7 1875 S Cedar         Imlay City     Lapeer   MI    08/01/1999          NA   $   7,135       NA        5.1%      0.9%

8 305 Pine St*         Lapeer         Lapeer   MI    01/05/1968   $       0          NA       NA         NA        NA

                                                    --------------------------------------------
                                                          TOTAL   $ 177,080   $ 217,534      4.2%
                                                    --------------------------------------------

* Branch is closed.

[MAP]

- COUNTY BANK CORP

                                                         Austin Associates, LLC

EXHIBIT C
COUNTY BANK CORP
DEPOSIT TREND ANALYSIS BY CITY

ATTICA, MICHIGAN

                                                                               JUN-99     JUN-04      JUN-03/     JUN-99/    JUN-04
                                                                     OPEN     DEPOSITS   DEPOSITS     JUN-04      JUN-04     MARKET
     TYPE    COMPANY NAME                     CITY           ST    BRANCHES    ($000)     ($000)     % CHANGE    C.A.G.R.     SHARE
-----------------------------------------------------------------------------------------------------------------------------------

1    BANK    LAPEER COUNTY BANK & TRUST CO    LAPEER         MI        1      $ 20,975   $ 21,420      2.4%        0.4%      100.0%

                                              ------------------------------------------------------------------------------------
                                                    TOTAL              1      $ 20,975   $ 21,420      2.4%        0.4%        100%
                                              ------------------------------------------------------------------------------------

IMLAY CITY, MICHIGAN

                                                                               JUN-99     JUN-04      JUN-03/     JUN-99/   JUN-04
                                                                     OPEN     DEPOSITS   DEPOSITS     JUN-04      JUN-04    MARKET
     TYPE    COMPANY NAME                     CITY           ST    BRANCHES    ($000)     ($000)     % CHANGE    C.A.G.R.    SHARE
-----------------------------------------------------------------------------------------------------------------------------------
1    Thrift  Citizens First Savings Bank      Port Huron     MI        1      $ 31,627   $ 46,784      9.3%        8.1%      33.7%

2    Bank    National City Bank of MI/IL      Bannockburn    IL        1      $ 31,198   $ 38,922     18.2%        4.5%      28.0%

3    Bank    Tri-County Bank                  Brown City     MI        1      $ 20,753   $ 27,345     -2.6%        5.7%      19.7%

4    Bank    CSB Bank                         Capac          MI        1      $ 15,013   $ 18,834    -11.2%        4.6%      13.5%

5    BANK    LAPEER COUNTY BANK & TRUST CO    LAPEER         MI        1      $      0   $  7,135     -8.8%         NA        5.1%

                                              -----------------------------------------------------------------------------------
                                                    TOTAL              5      $ 98,591   $139,020      4.7%        7.1%       100%
                                              -----------------------------------------------------------------------------------

LAPEER, MICHIGAN

                                                                               JUN-99     JUN-04      JUN-03/     JUN-99/    JUN-04
                                                                     OPEN     DEPOSITS   DEPOSITS     JUN-04      JUN-04     MARKET
     TYPE    COMPANY NAME                     CITY           ST    BRANCHES    ($000)     ($000)     % CHANGE    C.A.G.R.     SHARE
-----------------------------------------------------------------------------------------------------------------------------------

1    BANK    LAPEER COUNTY BANK & TRUST CO    LAPEER         MI        3      $135,506   $160,056       2.9%       3.4%      39.5%

2    Bank    National City Bank of MI/IL      Bannockburn    IL        3      $ 47,447   $ 64,264       3.3%       6.3%      15.9%

3    Bank    JPMorgan Chase Bank, NA          Columbus       OH        1      $ 45,090   $ 63,743       4.3%       7.2%      15.7%

4    Credit  Lapeer Cnty Cmnty CU             Lapeer         MI        1      $ 41,998   $ 62,180       8.3%       8.2%      15.4%

5    Thrift  Citizens First Savings Bank      Port Huron     MI        1      $ 18,365   $ 19,530      -5.2%       1.2%       4.8%

6    Bank    Comerica Bank                    Detroit        MI        1      $ 12,478   $ 15,591      -8.8%       4.6%       3.9%

7    Credit  Lapeer Cnty School Emp CU        Lapeer         MI        1      $  9,935   $ 12,668       0.4%       5.0%       3.1%

8    Bank    Independent Bank East Michigan   Troy           MI        1      $      0   $  6,874     306.0%        NA        1.7%

                                              -----------------------------------------------------------------------------------
                                                    TOTAL             12      $310,819   $404,906       4.3%       5.4%       100%
                                              -----------------------------------------------------------------------------------

METAMORA, MICHIGAN

                                                                               JUN-99     JUN-04      JUN-03/     JUN-99/    JUN-04
                                                                     OPEN     DEPOSITS   DEPOSITS     JUN-04      JUN-04     MARKET
     TYPE    COMPANY NAME                     CITY           ST    BRANCHES    ($000)     ($000)     % CHANGE    C.A.G.R.     SHARE
-----------------------------------------------------------------------------------------------------------------------------------

1    Bank    National City Bank of MI/IL      Bannockburn    IL        1      $ 22,296   $ 35,211     19.9%        9.6%      63.6%

2    BANK    LAPEER COUNTY BANK & TRUST CO    LAPEER         MI        1      $ 13,167   $ 20,144      4.1%        8.9%      36.4%

                                              -----------------------------------------------------------------------------------
                                                    TOTAL              2      $ 35,463   $ 55,355     13.6%        9.3%       100%
                                              -----------------------------------------------------------------------------------

NORTH BRANCH, MICHIGAN

                                                                               JUN-99     JUN-04      JUN-03/     JUN-99/    JUN-04
                                                                     OPEN     DEPOSITS   DEPOSITS     JUN-04      JUN-04     MARKET
     TYPE    COMPANY NAME                     CITY           ST    BRANCHES    ($000)     ($000)     % CHANGE    C.A.G.R.    SHARE
-----------------------------------------------------------------------------------------------------------------------------------

1    Bank    Independent Bank East Michigan   Troy           MI        2      $ 20,571   $ 23,396      2.7%        2.6%      62.6%

2    BANK    LAPEER COUNTY BANK & TRUST CO    LAPEER         MI        1      $  7,432   $  8,779      6.0%        3.4%      23.5%

3    Bank    Tri-County Bank                  Brown City     MI        1      $      0   $  5,186       NA          NA       13.9%

                                              -----------------------------------------------------------------------------------
                                                    TOTAL              4      $ 28,003   $ 37,361     20.3%        5.9%       100%
                                              -----------------------------------------------------------------------------------

Source: SNL Financial                                    Austin Associates, LLC

EXHIBIT D
COUNTY BANK CORP
DEPOSIT TREND ANALYSIS BY COUNTY

LAPEER COUNTY, MICHIGAN

                                                                               JUN-99      JUN-04      JUN-03/    JUN-99/   JUN-04
                                                                     OPEN     DEPOSITS    DEPOSITS     JUN-04     JUN-04    MARKET
     TYPE   COMPANY NAME                     CITY            ST    BRANCHES    ($000)      ($000)     % CHANGE   C.A.G.R.    SHARE
-----------------------------------------------------------------------------------------------------------------------------------

 1   BANK   LAPEER COUNTY BANK & TRUST CO    LAPEER          MI       7       $ 177,080   $ 217,534      2.6%       4.2%     28.6%

 2   Bank   National City Bank of MI/IL      Bannockburn     IL       6       $ 128,518   $ 175,669     11.3%       6.5%     23.1%

 3   Thrift  Citizens First Savings Bank     Port Huron      MI       2       $  49,992   $  66,314      4.6%       5.8%      8.7%

 4   Bank   JPMorgan Chase Bank, NA          Columbus        OH       1       $  45,090   $  63,743      4.3%       7.2%      8.4%

 5   Credit  Lapeer Cnty Cmnty CU            Lapeer          MI       1       $  41,998   $  62,180      8.3%       8.2%      8.2%

 6   Bank   Tri-County Bank                  Brown City      MI       3       $  36,820   $  56,294     10.8%       8.9%      7.4%

 7   Bank   Oxford Bank                      Oxford          MI       1       $  21,928   $  41,831      1.0%      13.8%      5.5%

 8   Bank   Independent Bank East Michigan   Troy            MI       3       $  23,008   $  30,270     23.7%       5.6%      4.0%

 9   Bank   CSB Bank                         Capac           MI       1       $  15,013   $  18,834    -11.2%       4.6%      2.5%

10   Bank   Comerica Bank                    Detroit         MI       1       $  12,478   $  15,591     -8.8%       4.6%      2.0%

11   Credit  Lapeer Cnty School Emp CU       Lapeer          MI       1       $   9,935   $  12,668      0.4%       5.0%      1.7%

12   Bank   Citizens Bank                    Flint           MI       0       $   7,733   $       0       NA         NA        NA

                                             ------------------------------------------------------------------------------------
                                                    TOTAL            27       $ 569,593   $ 760,928      5.8%       6.0%      100%
                                             ------------------------------------------------------------------------------------

Source: SNL Financial                                    Austin Associates, LLC